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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Lawrence S. Hershfield	Hawaiian Holdings, Inc.
Chairman of the Board of Directors	3375 Koapaka Street, Suite G-350
Honolulu, HI 96819

April 11, 2008

To Our Stockholders:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc. to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI 96815, on Tuesday, May 20, 2008, at 10:00 AM, local time.

        The purpose of the meeting is to elect nine nominees to the Board of Directors. Information about these nominees is contained in the enclosed proxy statement.

        Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 7, 2008 will be entitled to notice of and to vote at the Annual Meeting.

        Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the proxy statement under "Restriction on Foreign Ownership of Voting Stock" and included on the proxy card. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield
Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc. (the "Company") will be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI 96815, on Tuesday, May 20, 2008, at 10:00 AM, local time, to consider and act upon the following matters:

  1.
  the election of nine directors to serve for one-year terms and until their successors are duly elected and qualified. The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election; and

  2.
  such other business as may properly come before the Annual Meeting, or any and all adjournments thereof.

        Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 7, 2008, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the proxy statement under "Restriction on Foreign Ownership of Voting Stock" and included on the proxy card.

        Your Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company's Secretary, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors

Hoyt H. Zia
Secretary

Dated: April 11, 2008

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, May 20, 2008

        We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Hawaiian Holdings, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI 96815, on Tuesday, May 20, 2008, at 10:00 AM, local time, and any and all adjournments thereof (collectively, the "Annual Meeting"). We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the proxy card and the Notice of Annual Meeting of Stockholders are being mailed to stockholders beginning on or about April 14, 2008. As used herein, unless the context requires otherwise, the terms "Holdings", "Company", "we", "our", and "us" refer only to Hawaiian Holdings, Inc., and the term "Hawaiian" refers only to Hawaiian Airlines, Inc., Holdings' primary operating subsidiary.

GENERAL INFORMATION

Solicitation of Proxies

        Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the "Common Stock"), to forward the proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials and stockholder questionnaires, to the beneficial owners. We do not currently expect to engage an outside firm to solicit votes.

Record Date, Quorum and Voting Requirements

        Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the "Special Preferred Stock") at the close of business on April 7, 2008 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On that date, approximately 47,304,670 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock were outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "HA."

        Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See "Restriction on Foreign Ownership of Voting Stock." Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nine director nominees named in this proxy statement. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions have the same legal effect as a vote "against" election of the directors. Brokers do not have the discretionary power to vote with respect to the election of directors, absent the receipt from the beneficial owners of such shares of specific voting instructions, as well as a completed stockholder questionnaire as described below.

Restriction on Foreign Ownership of Voting Stock

        Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to the Aviation and Transportation Security Act. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.

        Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a stockholder questionnaire (included on the proxy card) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder's stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.

Special Preferred Stock Designees

        As described in greater detail in the section below entitled "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock," the International Association of Machinists and Aerospace Workers (the "IAM"), the Association of Flight Attendants (the "AFA") and the Air Line Pilots Association (the "ALPA") (collectively, the "Unions") hold one share of the Company's Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a "Special Preferred Stock Designee"). Mr. Sean Kim is the IAM's designee to the Board of Directors, Mr. William S. Swelbar is the AFA's designee to the Board of Directors and Mr. Eric C.W. Nicolai is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Dissenters' Rights

        Under Delaware law, you are not entitled to any dissenters' rights with respect to the election of directors described in this proxy statement.

Revocability of Proxy

        Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Our Board of Directors has been active in corporate governance initiatives. All of the charters of our Board Committees and our Code of Ethics are available on the Investor Relations section of our website at http://www.hawaiianairlines.com.

Board Independence

        The Board of Directors assesses the independence of its members at least annually. The Board of Directors' assessment is based upon the listing standards of the AMEX, the federal securities laws and the regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder. During the annual assessment of director independence, the Board of Directors considers transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. The Board of Directors has affirmatively determined that a majority of its members and each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of the AMEX's and the SEC's director independence standards. The independent directors are named below under "Election of Directors."

Meetings of the Board and Committees

        The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Commitee. The Board of Directors held 4 formal meetings and acted by unanimous written consent 5 times during the year ended December 31, 2007. Each director attended at least 75% of the meetings of the Board of Directors and Committee meetings that he or she was obligated to attend. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise. We do not have a policy with regard to the attendance by directors at the Company's annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

        Members acting on the committees of the Board of Directors during the year were:

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Executive Committee
Gregory S. Anderson(1)	Chairperson		Chairperson
L. Todd Budge	Member		Member
Donald J. Carty(1)	Chairperson	Member		Member
Mark B. Dunkerley				Member
Thomas B. Fargo		Chairperson
Lawrence S. Hershfield				Chairperson
Bert T. Kobayashi, Jr.	Member	Member	Member
Crystal K. Rose		Member	Member	Member

(1)
Mr. Carty resigned from the Board of Directors and from each committee on which he served in February 2007. Mr. Anderson replaced Mr. Carty as Chairperson of the Audit Committee in February 2007. In April 2008, Mr. Carty was re-appointed to the Board of Directors and to each of the Audit Committee and the Executive Committee of the Board of Directors.

Audit Committee

        On March 8, 2005, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee. A copy of this document is available on our website (www.hawaiianairlines.com), upon written request to the Secretary of Hawaiian Holdings, Inc. at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 or by calling (808) 835-3700. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors and the independence, qualifications and performance of the independent registered public accounting firm and pre-approve services provided by the independent registered public accounting firm. The Board of Directors has also determined that Mr. Anderson and Mr. Carty satisfy the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under each of the Exchange Act to serve as an "audit committee financial expert" on the Audit Committee. The Audit Committee met 8 times in 2007 and did not act by unanimous written consent during 2007. The report of the Audit Committee is included on page 46 of this proxy statement.

Compensation Committee

        On February 8, 2007, the Board of Directors adopted an Amended and Restated Charter for the Compensation Committee. A copy of this document is available on our website (www.hawaiianairlines.com), upon written request to the Secretary of Hawaiian Holdings, Inc. at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 or by calling (808) 835-3700. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers' compensation based on the evaluations. The Compensation Committee met 12 times and did not act by unanimous written consent during 2007. The report of the Compensation Committee is included on page 22 of this proxy statement.

Governance and Nominating Committee

        On May 31, 2007, the Board of Directors adopted an Amended and Restated Charter for the Governance and Nominating Committee. A copy of this document is available on our website (www.hawaiianairlines.com), upon written request to the Secretary of Hawaiian Holdings, Inc. at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 or by calling (808) 835-3700. The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors, and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.

        The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section entitled "Stockholder Proposals," stockholders should submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to the Governance and Nominating Committee to the Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person. We do not pay any fees to any third parties for assisting us with nominations and evaluations of candidates for director, nor do we obtain such services from third parties.

Executive Committee

        The Executive Committee is empowered to act for the full Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met twice in 2007 and did not act by unanimous written consent in 2007.

        The Governance and Nominating Committee recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee also recommends to the Board of Directors the amount and form of compensation payable to the directors. The Governance and Nominating Committee met once and did not act by unanimous written consent during 2007.

Executive Sessions of the Board of Directors

        The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is rotated among the independent directors.

Communications with the Board of Directors

        Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director.

Compensation of Directors

        The Company's compensation policy for directors has been in effect since January 1, 2005. Under the Company's policy for directors, each non-employee director receives an annual retainer of $30,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $500 for each meeting he or she attends telephonically. The chairman of the Audit Committee receives an annual retainer of $10,000 and the chairmen of the Compensation Committee and the Governance and Nominating Committee each receive an additional annual retainer of $2,000. Non-employee directors also receive annual grants of stock options under the terms of the Hawaiian Holdings, Inc. 2005 Stock Incentive Plan, as amended (the "Stock Incentive Plan"). Upon joining the Board of Directors, each new director who is not compensated as an executive officer will receive options for 5,000 shares. In addition, each such director will receive options for 10,000 shares of Common Stock on an annual basis, with the exception of the Chairman of the Board of Directors who will receive options for 15,000 shares of Common Stock on an annual basis. All such options shall have exercise prices equal to the fair market value of the Common Stock on the date of grant, a ten-year term and a vesting schedule of three years.

        The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2007 to the individuals serving on the Board of Directors in 2007:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gregory S. Anderson	42,666	23,399	20,323	86,388
L. Todd Budge	33,250	13,431	5,630	52,311
Donald J. Carty(4)	7,166	—	—	7,166
Thomas B. Fargo	35,667	23,399	24,926	83,992
Lawrence S. Hershfield	33,167	32,895	12,322	78,384
Randall L. Jenson	30,000	23,399	5,309	58,708
Sean Kim	30,000	13,431	14,302	57,733
Bert T. Kobayashi, Jr.	36,417	23,399	20,655	80,471
Eric C.W. Nicolai	—	—	—	—
Crystal K. Rose	35,500	13,431	15,824	64,755
William S. Swelbar	30,000	13,722	—	43,722

Supplemental Director Compensation Table

Name(1)	Aggregate Option Shares Outstanding	Award Grant Date(s)	Number of Shares	FAS 123R Grant Date Fair Value
Gregory S. Anderson(5)	43,000	5/30/07	10,000	18,730
		5/31/06	10,000	19,533
		8/10/05	15,000	39,671
		8/23/02	8,000	—
L. Todd Budge	25,000	5/30/07	10,000	18,730
		5/31/06	15,000	29,300
Donald J. Carty(4)	—	5/31/06	10,000	19,533
		8/10/05	15,000	39,671
Thomas B. Fargo	35,000	5/30/07	10,000	18,730
		5/31/06	10,000	19,533
		8/10/05	15,000	39,671
Lawrence S. Hershfield	150,000	5/30/07	15,000	28,095
		5/31/06	15,000	29,300
		12/19/05	100,000	203,685
		8/10/05	20,000	52,894
Randall L. Jenson	110,000	5/30/07	10,000	18,730
		5/31/06	10,000	19,533
		12/19/05	75,000	152,763
		8/10/05	15,000	39,671
Sean Kim	25,000	5/30/07	10,000	18,730
		5/31/06	15,000	29,300

Bert T. Kobayashi, Jr.	35,000	5/30/07	10,000	18,730
		5/31/06	10,000	19,533
		8/10/05	15,000	39,671
Crystal K. Rose	25,000	5/30/07	10,000	18,730
		5/31/06	15,000	29,300
William S. Swelbar	25,000	5/30/07	10,000	18,730
		5/31/06	10,000	19,533
		11/16/05	5,000	10,641

(1)
Mark B. Dunkerley is not included in the table because he is also a named executive officer in the Summary Compensation Table below. He receives no additional compensation for his service as one of our directors.

(2)
Represents the accounting expense recognized for financial statement reporting purposes during 2007, disregarding any estimates of forfeitures, for the fair value of options to purchase shares of our Common Stock granted to each director in 2007 as well as in prior years, as calculated in accordance with SFAS Statement No. 123(R), Share Based Payment, or SFAS 123(R). Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2007 in Hawaiian Holdings' 2007 Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made in years prior to 2007, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. Subject to the directors' continued service, these options vest equally over three years from the grant date. Additional information regarding each director's outstanding stock options appears in the supplemental table below.

(3)
This column represents the estimated fair value of personal travel on our flights in 2007. As is customary in the airline industry, all members of our Board of Directors and their immediate family may travel without charge on our flights.

(4)
Mr. Carty resigned from the Board of Directors and from each committee on which he served in February 2007 and forfeited 15,000 shares and 10,000 shares from the August 10, 2005 and May 31, 2006 awards, respectively. In April 2008, Mr. Carty was re-appointed to the Board of Directors and to each of the Audit Committee and the Executive Committee of the Board of Directors

(5)
Mr. Anderson's option award on August 23, 2002, was granted and fully vested prior to the Company's adoption of SFAS 123(R) on January 1, 2006.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The Board of Directors currently consists of twelve directors, seven of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson, Mr. L. Todd Budge, Mr. Donald J. Carty, Admiral Thomas B. Fargo, Mr. Sean Kim, Mr. Bert T. Kobayashi, Jr., and Ms. Crystal K. Rose are independent as defined by the listing standards of the AMEX and the applicable rules of the SEC.

        Nine directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Lawrence S. Hershfield, Mr. Mark B. Dunkerley, Mr. Anderson, Mr. Budge, Mr. Carty, Admiral Fargo, Mr. Randall L. Jenson, Mr. Kobayashi and Ms. Rose for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this proxy statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee's biographical information below.

        As described in greater detail in the section below entitled "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock," the IAM, the AFA and the ALPA hold one share of the Company's Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Kim is the IAM's designee to the Board of Directors, Mr. Swelbar is the AFA's designee to the Board of Directors and Mr. Nicolai is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors

        The name, age, present principal occupation or employment and five-year employment history of each of our directors is set forth below. Except for Mr. Nicolai, each of the persons listed below is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Name	Age	Position(s)
Lawrence S. Hershfield	51	Chairman of the Board of Directors
Mark B. Dunkerley	44	Director, President and Chief Executive Officer
Gregory S. Anderson	51	Director
L. Todd Budge	48	Director
Donald J. Carty	61	Director
Thomas B. Fargo	59	Director
Randall L. Jenson	39	Director
Bert T. Kobayashi, Jr.	68	Director
Crystal K. Rose	50	Director
Special Preferred Stock Designees:
Sean Kim	56	Director (IAM Designee)
Eric C.W. Nicolai	48	Director (ALPA Designee)
William S. Swelbar	49	Director (AFA Designee)

        Lawrence S. Hershfield.    Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and President of RC Aviation Management, LLC ("RC Management"), the managing member of RC Aviation LLC ("RC Aviation"). From August 2001 to September 2002, he was Chief Executive Officer and a Director of FINOVA Group Inc., a financial services company. From February 2001 to August 2001, Mr. Hershfield was Berkadia's Liaison to FINOVA. Berkadia is a joint venture formed by Leucadia National Corporation and Berkshire Hathaway to oversee and fund FINOVA's reorganization. From 1996 to 1998, Mr. Hershfield served as Chief Executive Officer, President and as a director of Pepsi International Bottlers. From 1995 to September 2002, Mr. Hershfield was President of Leucadia International Corporation, a wholly-owned subsidiary of Leucadia National Corporation. Mr. Hershfield serves on the board of directors of Premier Entertainment Biloxi, LLC and other private and civic boards. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as Chairman of the Executive Committee of the Board of Directors.

        Mark B. Dunkerley.    Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Holdings from February 2003 until he resigned the positions at Holdings following Hawaiian's Chapter 11 filing and the appointment of the bankruptcy trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which provides strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including his last position as senior vice president for British Airways' Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley serves on the Board of Directors of the Hawaii Visitors and Convention Bureau and the Hawaii Business Roundtable. Mr. Dunkerley received a Bachelor's of Science in Economics from the London School of Economics (1984) and a Master's degree in Air Transportation Economics from the Cranfield Institute of Technology (1985). Mr. Dunkerley serves as a member of the Executive Committee of the Board of Directors.

        Gregory S. Anderson.    Mr. Anderson has been a member of our Board of Directors since 2002. Mr. Anderson is currently CEO of Legacy Senior Housing and Development Company, a developer, owner and operator of senior residential facilities. From 2004 to 2007, Mr. Anderson had been Chief Financial Officer and President of Bank of Arizona, N.A., a commercial bank located in Phoenix, Arizona. From 1998 to 2002, he was Chief Executive Officer and President of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was general manager of El Dorado Investment Company, Arizona's then largest venture capital company. Mr. Anderson serves on numerous boards of both public and private companies. Currently, Mr. Anderson is a director of Sun Healthcare Group, Inc., Bank of Arizona, N.A. and several civic boards. Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson has served as Chairman of the Audit Committee, and as a member of the Governance and Nominating Committee of the Board of Directors.

        L. Todd Budge.    Mr. Budge has been a member of our Board of Directors since June 2006. Since June 2003, Mr. Budge has been President and Chief Executive Officer of Tokyo Star Bank, Limited ("Tokyo Bank"). From January 2003 to June 2003, he was Executive Managing Director and Chief Operating Officer of Tokyo Bank. From June 2002 to January 2003, he was Representative Director and Chief Operating Officer of Tokyo Bank. From March 2002 to June 2002, he was Director and Chief Operating Officer of Tokyo Bank. Prior to joining Tokyo Star Bank, Mr. Budge held management positions at General Electric Capital and Citibank in both the U.S. and Japan. Mr. Budge serves as a member of the Audit Committee and Governance and Nominating Committee of the Board of Directors.

        Donald J. Carty.    Mr. Carty has been a member of our Board of Directors since April 2008. Mr. Carty previously served as a member of our Board of Directors from July 2004 until February 2007. Mr. Carty currently serves as Vice Chairman and Chief Financial Officer of Dell, Inc. Mr. Carty is the former Chairman of the Board and Chief Executive Officer of AMR Corporation, positions he held from 1998 until April 2003. From 1998 to 2002, Mr. Carty also held the position of President of AMR Corporation. From 1995 to 1998, he was President of American Airlines, Inc., a subsidiary of AMR Corporation. Mr. Carty held other executive level positions with AMR Corporation, American Airlines, Inc. or their subsidiaries from 1978 to 1995. Mr. Carty is also a director of Dell, Inc., Barrick Gold Corporation and CHC Helicopter Corp. Mr. Carty also serves as Chairman of the Board of Virgin America Airlines. Mr. Carty is a graduate of Queen's University in Kingston, Ontario, and of the Harvard University Graduate School of Business Administration. Mr. Carty serves as a member of the Audit Committee and the Executive Committee of the Board of Directors.

        Thomas B. Fargo.    Admiral Fargo has been a member of our Board of Directors since March 2005 and is Chairman of the Compensation Committee. Admiral Fargo is the former Commander U.S. Pacific Command, at Camp H.M. Smith, Hawaii. In that position, he was the senior U.S. Military commander in the Pacific and Indian Ocean areas, where he directed Army, Navy, Marine Corps and Air Force operations. He also commanded the U.S. Fifth Fleet and Naval Forces of the Central Command in the Middle East and served as the 29th Commander-in-Chief of the U.S. Pacific Fleet. Admiral Fargo is also a member of the Board of Directors of Hawaiian Electric Industries and USAA and supports the community on the Boards of Iolani School and Hawaii Pacific University. Admiral Fargo is the President of Trex Enterprises Corporation of Hawaii and San Diego, CA, which performs research and development, principally on government contracts.

        Randall L. Jenson.    Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary on June 14, 2004. He resigned as Secretary effective as of July 7, 2005 and as Chief Financial Officer and Treasurer as of November 16, 2005. He is co-founder and Managing Director of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies. Since June 2004, he has been the Vice President and Secretary of RC Management, the managing member of RC Aviation. He also serves as the Chief Executive Officer of RC Energy LLC. From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002, and from May 1997 to August 1999, served as Senior Vice President. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from Harvard University Graduate School of Business Administration (1997).

        Bert T. Kobayashi, Jr.    Mr. Kobayashi has been a member of our Board of Directors since December 2004. Mr. Kobayashi is senior partner of the law firm of Kobayashi Sugita & Goda in Honolulu, Hawaii. He currently is director of the First Hawaiian Bank (1974 to present) and BancWest Corporation (1998 to present). Mr. Kobayashi also was a member of the Board of Directors of Western Airlines (from 1976 to 1986, when it was sold to Delta Air Lines) and on the Board of Directors of Schuler Homes (from

1992 to 2001, when it merged with Western Pacific). He formerly sat as chairman of the State of Hawaii Judicial Selection Commission. He is the Vice Chairman for the Friends of Hawaii Charities and currently is a member of the executive committee of the University of Hawaii Athletic Foundation. Mr. Kobayashi has a J.D. from the University of California, Hastings College of Law and a B.A. from the University of Hawaii and Gettysburg College. Mr. Kobayashi serves as a member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

        Crystal K. Rose.    Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Deaver Lung Rose & Holma (1986 through present). Ms. Rose is currently a lead director and a member of the governance and nominating committee of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present). Ms. Rose also serves on several civic boards. Ms. Rose serves as a member of the Compensation Committee, the Governance and Nominating Committee and the Executive Committee of the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE NINE DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

Special Preferred Stock Designees:

        Sean Kim.    Mr. Kim has been a member of our Board of Directors since May 31, 2006. Mr. Kim, an attorney, was a partner with Park Kim & Yu (1976 through 1997), and has been a solo practitioner since 1997. Mr. Kim concentrates his practice on the representation of labor organizations. Mr. Kim has a J.D. from the University of California, Hastings College of Law and a B.A. from the University of Hawaii. Mr. Kim is the IAM's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

        Eric C.W. Nicolai.    Mr. Nicolai has been a member of our Board of Directors since September 29, 2005. Mr. Nicolai is a pilot for Hawaiian and has been employed by Hawaiian since December 1985. Mr Nicolai received his B.S. in aeronautical science from Embry-Riddle Aeronautical University (1983). Mr. Nicolai is the ALPA's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

        William S. Swelbar.    Mr. Swelbar has been a member of our Board of Directors since November 16, 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology's International Center for Air Transportation. From March 1, 2001 to June 30, 2005, Mr. Swelbar was the President and Managing Partner of the former Eclat Consulting, Inc. Mr. Swelbar received a B.S. from Eastern Michigan University and has an M.B.A. from The George Washington University. Mr. Swelbar is the AFA's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.

Name	Age	Position(s)
Mark B. Dunkerley	44	President and Chief Executive Officer of Holdings and Hawaiian
Peter R. Ingram	41	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian
David J. Osborne	52	Executive Vice President and Chief Information Officer of Hawaiian
Barbara D. Falvey	49	Senior Vice President—Human Resources of Hawaiian
Glenn G. Taniguchi	65	Senior Vice President—Sales and Marketing of Hawaiian
Hoyt H. Zia	54	Secretary of Holdings and Senior Vice President, General Counsel and Corporate Secretary of Hawaiian

        The following is information with respect to the Company's executive officers who are not also directors of the Company:

        Peter R. Ingram.    Mr. Ingram became the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian effective as of November 16, 2005. Mr. Ingram had worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for eleven years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance-related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).

        David J. Osborne.    Mr. Osborne became Hawaiian's Senior Vice President and Chief Information Officer on May 16, 2005 and was promoted to Executive Vice President and Chief Information Officer on November 1, 2006. Prior to that, he spent 20 years developing and consulting on complex global information distribution systems for banks and financial services firms while based in New York City. He was most recently managing director/CIO for the investment companies at the Bank of New York and, before that, was managing director/CIO within the global markets division of Deutsche Bank responsible for its electronic distribution platforms. Previously he was the chief technology officer and senior vice president for Plural/Dell Global Services, a technology consulting company. Mr. Osborne studied in the United Kingdom at the University of Aston in Birmingham, and at Charles Keene University in Leicester.

        Barbara D. Falvey.    Ms. Falvey became Hawaiian's Senior Vice President—Human Resources in July 2005. From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources. Prior to that, Ms. Falvey spent 3 years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars World, Inc. Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and a M.S. in Organization Development from Pepperdine University (2003).

        Glenn G. Taniguchi.    Mr. Taniguchi became Senior Vice President of Marketing and Sales of Hawaiian in November 2006. He started his career at Hawaiian in 1966. He has served in a variety of roles during his 30-plus years at Hawaiian, most recently as Vice President of Schedule Planning, the position he held from 1995 to 2006. In his current position, Mr. Taniguchi is responsible for overseeing Hawaiian's marketing activities, including product development, flight scheduling, pricing, reservations, e-business, advertising, and field sales for passenger and cargo operations. Mr. Taniguchi has a B.A. in Business Administration from the University of Hawaii.

        Hoyt H. Zia.    Mr. Zia became Holdings' Secretary and Hawaiian's Senior Vice President, General Counsel and Secretary effective on February 8, 2007. From March 2004 to February 2007, Mr. Zia worked for PacificBasin Communications, LLC as publisher for Hawaii Business Magazine. Prior to that, Mr. Zia spent three and a half years as Executive Director of the Pacific Telecommunications Council, an international, non-profit, non-governmental membership telecommunications organization, and over eighteen years practicing law as in-house counsel with corporations like Amfac/JMB Hawaii, Inc. and Motorola, Inc., in government as Chief Counsel for Export Administration, US Department of Commerce, and in private practice. Mr. Zia received a B.A. in East Asian Studies from the Dartmouth College (1975) and a J.D. from UCLA School of Law (1981), and he served as a US Marine Corps officer from 1975 to 1978.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        We operate in a highly competitive industry and recognize that effective compensation strategies are critical to retain key employees and maximize stockholder value creation. The primary objective of our compensation program, including executive compensation, is to attract, retain and motivate the best people available. Our compensation program is designed to reward the achievement of specific goals set for the Company as well as those set for individual executives. We seek to reward executive performance which meets or surpasses these established goals in order to align the interests of our executives with the long term interests of our stockholders. We also seek to ensure that total compensation provided to our key executives remains competitive relative to the compensation paid to similarly situated executives of our peer companies. As used herein, the phrase "our executives" refers to the executive officers of Hawaiian and Holdings.

Employment Agreements

        The compensation paid in 2007 to our named executive officers, i.e., Messrs. Dunkerley, Ingram, Osborne, Taniguchi and Ms. Falvey is determined, in part, by the terms set forth in employment agreements that were negotiated at arm's length between the Company and each such executive officer. We believe that having employment agreements with our named executive officers, in select cases, provides the Company and such executives with valuable expectations regarding the employment relationship and the potential benefits named executive officers may receive based on their contributions to the success of the Company. The Compensation Committee reviews and approves any such employment agreements (and any amendments thereto, as applicable) prior to execution.

        Pursuant to Mr. Dunkerley's employment agreement, as amended, Mr. Dunkerley is entitled to an annual base salary of $580,000, and can expect to receive an annual incentive compensation payment of one hundred percent (100%) for satisfactory performance and a maximum of two hundred percent (200%) of his annual base salary, if he achieves certain targets to be established by our Board of Directors. Mr. Dunkerley's employment agreement initially provided for grants of 1,044,000 stock options to Mr. Dunkerley. Mr. Dunkerley's agreement was amended on December 26, 2007 to among other things, extended the term of his agreement. In addition, under such amendment, Mr. Dunkerley was granted additional stock options to purchase 225,000 shares of our Common Stock, 550,000 deferred stock units ("DSUs") and 225,000 shares of restricted stock which vests if specified stock prices, discussed below, are attained. Mr. Dunkerley's 2007 grants are described more fully under the heading "Long-Term Incentive Compensation," below. The potential severance and change in control benefits payable to Mr. Dunkerley under his employment agreement are described below under the heading "Potential Payments Upon Termination or Change-in-Control."

        Pursuant to Mr. Ingram's employment agreement, Mr. Ingram is entitled to an annual base salary, currently $330,000, and can expect to receive a target incentive compensation payment of seventy-five percent (75%) of his annual base salary, if he achieves certain targets to be established by our Board of Directors. Pursuant to Mr. Ingram's employment agreement, Mr. Ingram was entitled to grants of 300,000 stock options, in three equal grants of 100,000 stock options on November 16, 2005 (shortly following the effective date of Mr. Ingram's employment agreement) and on the first and second anniversary of his employment with the Company. Accordingly, Mr. Ingram was granted his third installment, i.e., an option to purchase 100,000 shares of our Common Stock, on November 12, 2007. Mr. Ingram's 2007 grant is described more fully under the heading "Long-Term Incentive Compensation," below. In addition, Mr. Ingram's employment agreement provided him with a housing allowance in the amount of $2,500 per month for the first twenty-four (24) months of employment thereunder. As discussed below, upon the expiration of this provision of Mr. Ingram's employment agreement, the Company increased Mr. Ingram's base salary in order to continue to compensate him for the loss of the housing allowance benefit. The potential severance and change in control benefits payable to Mr. Ingram under his employment agreement are described below under the heading "Potential Payments Upon Termination or Change-in-Control."

        Pursuant to Mr. Osborne's employment agreement, Mr. Osborne is entitled to an annual base salary of $300,000, and can expect to receive a target incentive compensation payment of seventy-five percent (75%) of his annual base salary, if he achieves certain targets to be established by our Board of Directors. Upon entering into the employment agreement with Mr. Osborne, the Company agreed to grant him approximately 106,000 stock options, which were granted in two substantially equal installments on June 10, 2005 and July 25, 2005 and vested at the rate of 50% per year following the date of grant. The potential severance and change in control benefits payable to Mr. Osborne under his employment agreement are described below under the heading "Potential Payments Upon Termination or Change-in-Control."

        Pursuant to Ms. Falvey's employment agreement, Ms. Falvey is entitled to an annual base salary, currently $280,000, and can expect to receive a target incentive compensation payment of sixty percent (60%) of her annual base salary, if she achieves certain targets to be established by our Board of Directors. Ms. Falvey's employment agreement provided for grants of 166,000 stock options, which were granted on July 25, 2005 and vest at the rate of 33 1/3% per year following the date of grant. In addition, Ms. Falvey's employment agreement provided her with a housing allowance in the amount of $2,500 per month for the first twenty-four (24) months of employment thereunder. As discussed below, upon the expiration of this provision of Ms. Falvey's employment agreement, the Company increased Ms. Falvey's base salary in order to continue to compensate her for the loss of the housing allowance benefit. The potential severance and change in control benefits payable to Ms. Falvey under her employment agreement are described below under the heading "Potential Payments Upon Termination or Change-in-Control."

        Pursuant to Mr. Taniguchi's employment agreement, Mr. Taniguchi is entitled to an annual base salary, currently $250,000, and is eligible to participate in our annual incentive compensation program. The potential severance and change in control benefits payable to Mr. Taniguchi under his employment agreement are described below under the heading "Potential Payments Upon Termination or Change-in-Control."

Objectives and Philosophy of Our Compensation Program

        The Compensation Committee works closely with management to design an executive compensation program to assist us in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as we grow, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies; and (ii) linking executives' compensation with our financial, operating and competitive performance. Our compensation program is designed to reward individual and corporate performance and to create incentives for both operating performance in the current year and for the long-term benefit of our business so as to align the interests of management with the long term interests of stockholders.

Elements of Compensation

        Currently, the principal components of our executive compensation program (each discussed more fully below) are:

  •
  annual base salary,

  •
  short-term incentive compensation in the form of performance incentive payments payable in cash and/or stock units each year,

  •
  long-term incentive compensation in the form of equity-based awards,

  •
  severance and change in control benefits,

  •
  personal benefits or perquisites, and

  •
  general benefits.

Determination of the Amount of Each Element of Compensation

        In negotiating the terms of employment agreements with our named executive officers and determining the amount of any incentive, equity-based or other additional compensation, we review publicly available information regarding other companies with which we compete; evaluate appropriate compensation based on the location of our principal offices in Honolulu, Hawaii; assess our overall financial condition and the financial condition of the airline industry in general; consult, when appropriate, with an independent compensation consultant; and, for compensation payable to other named executive officers, consult with the Chief Executive Officer. Although some elements of named executive officers' compensation that may result from such negotiation may vary due to specific requirements and concerns of such named executive officers, we strive to set an overall compensation package informed by the processes described above.

        During 2007, we retained the services of Watson Wyatt Worldwide, an independent compensation consulting firm, to consult with and advise the Compensation Committee in developing a new incentive compensation program and a systematic approach to reviewing the performance of the Company and each named executive officer for purposes of determining the performance compensation such named executive officer may receive. The compensation consultant reviewed the Company's existing performance compensation program with the Compensation Committee, Chief Executive Officer and Chief Financial Officer and compared the Company's program with a group of companies in the airline industry, including AirTran Holdings, Inc., Alaska Air Group, AMR Corp., Inc., Continental Airlines, Inc., Delta Air Lines Inc., Northwest Airlines, Southwest Airlines Co., United Airlines and US Airways Group, Inc., as well as a group of other large Hawaii-based organizations, composed of Alexander & Baldwin, Inc., Bank of Hawaii, Central Pacific Bank, Hawaii Electric Industries, and Maui Land and Pineapple Company, Inc. The compensation consultant used the data from its peer analysis, together with other information, including the economic challenges and instability of the airline industry and our location in Honolulu, Hawaii, to recommend a program for 2008 that would appropriately motivate and reward executive performance while, at the same time, seek to protect the Company from a loss of deduction under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Company's 2008 incentive plan is described more fully below under the heading "Short-Term Incentive Compensation."

        Also during 2007, the Compensation Committee sought the advice of its independent compensation consultant regarding structuring appropriate equity incentives. As discussed in more detail below, the Compensation Committee's consultant advised the Compensation Committee that members of its peer group typically granted stock options, but that other equity incentives may be more desirable in certain cases depending on their tax implications, the need for executives to raise funds to exercise the award, and the ability to attract and retain talented executives. Accordingly, and as discussed in more detail below, the Compensation Committee approved grants of restricted stock and DSUs to Mr. Dunkerley in 2007. The Compensation Committee will determine the appropriateness of specific forms of equity-based awards for other named executive officers as it considers future grants.

Annual Base Salary

        Base salary levels for our named executive officers are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience, are based on each named executive officer's responsibility and are subject to increase based upon individual and Company performance. Base salaries for named executive officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer for the review and approval of the Compensation Committee and the Board of Directors (subject to applicable employment agreements). The base salary of the Chief Executive Officer is reviewed annually by the Chairman of the Compensation Committee with the Compensation Committee and the Board of Directors and may be increased by the Compensation Committee in its sole and absolute discretion. Each named executive officer's base salary for 2007 is reported in the Summary Compensation Table below.

        As described above, we entered into employment agreements with our named executive officers, Mark B. Dunkerley, Peter R. Ingram, David J. Osborne, Barbara D. Falvey and Glenn G. Taniguchi which provide for, among other things, an initial annual base salary and an annual target incentive payment (expressed as a percentage of base salary) for each executive (with the exception of Mr. Taniguchi, whose annual target incentive payment was determined by the Board to be 60% of base salary). In 2007, the Company increased the base salary of Mr. Dunkerley, Mr. Ingram, Ms. Falvey and Mr. Taniguchi, as discussed below.

        In 2007, the Company entered into an amendment to Mr. Dunkerley's employment agreement to increase Mr. Dunkerley's base salary by $30,000 per year. The Compensation Committee determined that this increase in base salary was appropriate and sufficient to compensate Mr. Dunkerley for the cost of procuring on his own a supplemental disability insurance policy.

        In 2007, the Compensation Committee approved a $30,000 increase in each of Mr. Ingram's and Ms. Falvey's base salaries. Under a provision in each of Mr. Ingram's and Ms. Falvey's existing employment agreements, they were entitled to a housing allowance of $2,500 per month, which provision was set to expire in 2007. The Compensation Committee and the Chief Executive Officer concluded that, based on Mr. Ingram's and Ms. Falvey's job performance, each of their base salary would be increased by $30,000 in order to compensate them for the loss of the housing allowance benefit.

        In November 2006, the Compensation Committee approved an $87,500 increase in Mr. Taniguchi's base salary for 2007 in recognition of his promotion to the position of Senior Vice President, Sales and Marketing, of the Company.

Short-Term Incentive Compensation

        Short-term incentive compensation consists of annual performance incentives. Annual performance incentives are awarded under our 2006 Management Incentive Plan (the "2006 Incentive Plan"), which was approved by our stockholders at our May 31, 2006 stockholders meeting. The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the executives to participate in the 2006 Incentive Plan (after consideration of the recommendations of the

Chief Executive Officer), to establish the length of the annual and long-term performance periods, to establish the performance goals and to determine the amounts of incentive compensation payable to any participant, to provide for payment of incentives in cash, in stock or in units, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.

  2007 Annual Incentive Compensation.

        In 2007, each of our named executive officers was chosen to participate in the 2006 Incentive Plan. Annual performance payments are based upon an assessment of corporate performance, as well as an assessment of the individual executive's performance.

        For 2007, the Compensation Committee approved the objectives upon which to measure corporate performance and assigned a weighting factor to each objective based upon its relative importance as determined by the Compensation Committee. These corporate objectives (discussed more fully below) were based on the following categories: outsourcing; cost structure overhaul; developments in IT; interisland market position; development of long-term fleet, brand and product plans; labor relations; aligning corporate culture with strategic plans; 2007 revenue budget; 2007 expense budget; operations; and review of strategic opportunities. Based on the Company's performance, specific goals under each of the objectives were evaluated to determine a quantified scoring measure on the following scale, pro rated for achievement at levels between these measures: Below Expectations—0.0; Needs improvement—0.5; Meets expectations—1.0; Exceeds expectations—1.25; Outstanding—1.5.

        For each of the categories above, the Company's CEO evaluated the Company's performance and recommended to the Compensation Committee scores for each performance measure. The Compensation Committee then met and designated the final scores.

        Although the Company posted some impressive accomplishments in 2007, including being the only airline among those against which it competes to post a share price appreciation in 2007, our overall scores, as determined by our CEO and Compensation Committee recognize the Company's inability to fully meet overall financial objectives. Accordingly, pursuant to the weighting assigned to each performance category listed above, and after review and discussion with our CEO, the Compensation Committee then met and determined that the overall corporate performance score was 0.903.

        Regarding individual performance, our CEO recommended quantified scoring measures (on the same scale outlined above) for each of our other named executive officers and the Compensation Committee independently evaluated our CEO on the same scale. Our CEO met with and evaluated each other named executive officer's performance on three separate occasions during 2007 and recommended overall individual performance scores to the Board for approval. The score for Mr. Dunkerley was based on his efforts to achieve financial and operational results while managing the challenges of the market, including increased competition and escalating fuel costs. The score for Mr. Ingram was the result of his efforts to improve financial processes and to manage the financial administration of the Company. Mr. Osborne's rating was the result of initiatives around IT infrastructure and business transformation. Ms. Falvey was scored on her management of the services and activities related to employees. Mr. Taniguchi was scored based on the Company's revenue budget.

        Based upon the corporate and individual performance scores, the Compensation Committee calculated bonuses for each of the named executive officers by multiplying each named executive officer's target bonus by a factor determined by adding the corporate performance score to the individual performance score, and reducing this amount by 1. This formula was constructed to ensure that, in order to receive their bonus at the target level or above, individual and corporate performance would have to achieve at least the "Meets Expectations" score.

  2008 Annual Incentive Compensation.

        In 2007, the Company retained Watson Wyatt Worldwide to consult with the Compensation Committee regarding the development of a new incentive compensation program that would provide a systematic approach to reviewing the performance of the Company and each named executive officer and protect the Company from a loss of deduction under Section 162(m) of the Code. The Company expects that the corporate objectives under its incentive compensation program for years after 2007 will meet the requirements of "performance-based compensation" under Section 162(m) of the Code (which limits a public company's ability to deduct certain compensation in excess of $1 million paid to its chief executive officer or other four most highly compensated executive officers), and that the Company will be able to structure compensation pursuant to that program that will be fully deductible by the Company regardless of amount. The Company's Compensation Committee, Chief Executive Officer and Chief Financial Officer, informed by the Company's compensation consultant, collaborated in determining the financial and non-financial performance criteria to be used to implement the Company's 2008 incentive compensation program.

        The financial criteria established by the Company are: a stock appreciation objective to measure the one year stock performance of the Company against a peer group of airline public companies (the measurement period increases annually to a maximum of three years), the Company's revenue per available seat mile (RASM) relative to objectives, the Company's cost per available seat mile (CASM) relative to objectives, the Company's RASM growth minus CASM growth relative to its peers and the Company's return on invested capital. The non-financial performance criteria established by the Company are: customer value (to be measured through the Company's competitive ranking in third party surveys, annual quality ratings and customer satisfaction scores), operational excellence (to be measured through flight punctuality, cancellations, baggage handling and passenger safety) and confidence among stakeholders (to be measured through employee surveys, average monthly lost time hours due to occupational injuries, sick pay as a percentage of payroll, overhead as a percentage of revenue and implementation of strategic and tactical deliverables, such as IT projects). The Compensation Committee determined that the financial and non-financial criteria would be weighted equally for purposes of determining whether or not annual goals were achieved. The Company's compensation consultant helped develop a scorecard for use in evaluating the achievement of financial and non-financial goals.

        The Compensation Committee recommended that an incentive payment pool would be established for the payment of incentives pursuant to the new incentive compensation program, which incentive payment pool would be subject to certain limitations, established by the Compensation Committee, expressed as a function of EBITDAR (a non-GAAP financial measure, defined as the Company's earnings before interest, taxes, depreciation, amortization and rent).

Long-Term Incentive Compensation

        Historically, we have paid long-term incentive compensation principally in the form of stock options exercisable to purchase shares of our Common Stock and, to a lesser extent, in DSUs and restricted stock, pursuant to the Company's Stock Incentive Plan. Such stock options are granted with an exercise price equal to the fair market value of our Common Stock on the date of grant, which is the closing sale price of our Common Stock on the American Stock Exchange. Generally, the stock options become exercisable in equal yearly increments over three years and expire either five or ten years from the date of grant. The Company intends this vesting schedule to reward long-term contributions and create an incentive for executives to remain with us. The Compensation Committee believes that granting equity-based awards creates an incentive to promote our long-term interests and aligns the economic benefit to be derived therefrom by our executives with those of the stockholders. Equity-based awards are granted by the Compensation Committee to key employees based on recommendations of the Chief Executive Officer, and levels of participation in the plan generally vary based upon the employee's position with the

Company. The Stock Incentive Plan authorizes the issuance of options, restricted stock, stock appreciation rights, DSUs, dividend rights and other stock-based awards.

  2007 Long-Term Incentive Compensation.

        As described above, Mr. Dunkerley is entitled to certain equity-based awards pursuant to the terms of his employment agreement, as amended. Under the terms of Mr. Dunkerley's employment agreement (prior to the amendment), the Company was obligated to discuss renewing Mr. Dunkerley's employment agreement in August 2007, one year before its expiration. The Compensation Committee determined that, based on Mr. Dunkerley's valuable contributions and demonstrated commitment to the Company's success the Company would provide additional equity-based compensation to Mr. Dunkerley in exchange for his agreement to extend the employment agreement until November 9, 2010 and in recognition of the Compensation Committee's determination that Mr. Dunkerley's equity-based compensation has been less valuable than similar compensation paid to chief executive officers of the Company's peers. Accordingly, the Compensation Committee approved the following equity-based grants to Mr. Dunkerley:

  •
  A five year option to purchase 225,000 shares of the Company's common stock, which option vests ratably over three years of Mr. Dunkerley's continued service with the Company, or, if earlier, upon a change in control of the Company.

  •
  550,000 DSUs, to vest in equal installments on January 1, 2009, November 8, 2009 and November 8, 2010 and be distributed on the first date in calendar years 2010, 2011 and 2012, respectively, on which Mr. Dunkerley can freely sell the common stock. Vesting of the DSUs is accelerated upon a change in control of the Company and distribution is to be made on the first date thereafter on which Mr. Dunkerley can freely sell the common stock.

  •
  225,000 shares of restricted stock, vesting ratably over three years of Mr. Dunkerley's continued service with the Company if the average closing price of the Company's common stock equals or exceeds $6.50 per share over a period of at least 20 days during each 12-month vesting period, provided that if the $6.50 closing price is attained in the second or third year, any portion of the restricted stock that did not vest in a prior year will vest. Vesting of the restricted stock is accelerated upon a change in control of the Company if the stockholders receive $6.50 or more per share in connection with such change in control, or under certain circumstances, following Mr. Dunkerley's termination.

        As described above, Mr. Ingram is entitled to certain option grants pursuant to the terms of his employment agreement. Accordingly, Mr. Ingram was granted an option to purchase 100,000 shares of the Company's common stock on November 12, 2007, which options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date. Under the terms of Mr. Ingram's employment agreement, the Compensation Committee agreed to grant Mr. Ingram options to purchase 300,000 shares of the Company's common stock in equal 100,000 share grants in November of 2005, 2006 and 2007.

        On August 29, 2007, the Compensation Committee granted options to purchase 40,000 shares of the Company's common stock to Mr. Osborne, Ms. Falvey and Mr. Taniguchi. The Compensation Committee determined that the grant of 40,000 options to Mr. Osborne, Ms. Falvey and Mr. Taniguchi was appropriate in order to provide an opportunity to increase their ownership interest in the Company to levels commensurate (based on their responsibilities and experience) with that of the Company's other named executive officers. Pursuant to the terms of the options granted to Mr. Osborne, Ms. Falvey and Mr. Taniguchi the options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date.

        Each grant of an equity-based award in 2007 is reported in the applicable columns of the Grants of Plan-Based Awards Table and the compensation expense recognized by the Company with respect to each named executive officer's outstanding equity-based awards is reported in the applicable columns of the Summary Compensation Table, both below.

  2008 Long-Term Incentive Compensation.

        In February 2008, the Compensation Committee awarded grants of options and DSUs to Mr. Ingram, Mr. Osborne, Ms. Falvey and Mr. Taniguchi as part of the Company's annual grant practice (described more fully under the heading "Determination of Equity-Based Awards Grant Dates," below). Mr. Ingram and Mr. Osborne each received options to purchase 60,000 shares of the Company's common stock and 25,000 DSUs and Ms. Falvey and Mr. Taniguchi received options to purchase 40,000 shares of the Company's common stock and 17,500 DSUs. The options and DSUs described above vest in 33 1/3% increments on each of the first three anniversaries of the grant date, with the DSUs being payable within 90 days following the applicable annual vesting date.

Severance, Loss of Income and Change in Control Benefits

        The Compensation Committee believes that certain severance and change in control benefits provide a valuable retention tool for its named executive officers.

        Through severance benefits, the Company seeks to ensure each named executive officer's commitment to the Company by providing income stability and protection in the event of such named executive officer's termination of employment. In addition to the general benefits available to all employees (described below), the Company maintains an executive long-term disability plan for its executives, in which the named executive officers are eligible to participate. Pursuant to the Company's executive long-term disability plan, the Company's executives, including named executive officers, are entitled to a disability benefit of up to 60% of base salary, capped at $11,000 per month for non-occupational injury or illness up until such executive reaches age 65. The Company also agreed, in negotiating Mr. Dunkerley's employment agreement, to pay a $300,000 death benefit to Mr. Dunkerley's beneficiary in the event of his death during the term of his employment agreement, as amended. In addition, and as described above, the Company granted Mr. Dunkerley a $30,000 increase in base salary in 2007 in order to compensate him for the cost of procuring on his own a supplemental disability insurance policy.

        Through change in control benefits, the Company seeks to provide the applicable named executive officer with an incentive to remain with the Company throughout a potential period of uncertainty presented by a change in control scenario. Accordingly, pursuant to the terms of the applicable equity-based award agreements entered into with named executive officers, outstanding equity-based awards become fully vested and/or exercisable upon a change in control.

        Pursuant to the terms of his agreement, as amended, all of Mr. Dunkerley's outstanding equity-based awards become fully vested and/or exercisable upon his termination of employment by the Company without cause or by Mr. Dunkerley for good reason. Finally, and as discussed under the heading "Potential Payments Upon Termination or Change-in-Control," below, the Company agreed that Mr. Dunkerley would be entitled to a lump sum severance payment in the amount of three times his annual base salary and incentive payments for the 12 months preceding the date of such change in control (but in no event exceeding $2.5 million) and would be entitled to an additional gross-up payment for any excise tax liability imposed on him by Section 4999 of the Code.

        The amount of benefits payable to each named executive upon termination or a change in control pursuant to the terms of their employment agreements are reported more fully under the heading "Potential Payments Upon Termination or Change-in-Control," below.

        In June 2007, the Company and Mr. Davies entered into an amendment to Mr. Davies' employment agreement to provide him with severance for a period of 12 months following his retirement. Similarly, the amendment to Mr. Davies agreement provides him continued fringe benefits for 12 months following his retirement. Mr. Davies retired effective June 30, 2007.

Personal Benefits

        The Company provides certain personal benefits to named executive officers which it believes are necessary to the recruitment and retention of valuable executive officers. For example, the Company has previously agreed to housing and automobile allowances upon hiring an executive officer in order to ease the expenses associated with such executive's relocation and living in Hawaii.

        In addition, the Company provides certain personal benefits to named executive officers which it believes promote such executives' use of Company services. Accordingly, pursuant to Company policy, and as reflected in each named executive officer's employment agreement with the Company, each named executive officer and certain members of his or her immediate family may be entitled to free travel benefits on the Company's non-chartered flights.

General Benefits

        The Company's named executive officers, like all eligible employees of the Company, are eligible to participate in the Company's health and welfare benefit plans and retirement savings plan (a 401(k) plan). The availability of such plans to the Company's employees generally is essential to attracting and retaining a productive workforce.

Allocating Between Long-Term/Short-Term and Cash/Non-Cash Compensation

        The Compensation Committee considers various factors in designing a compensation program that provides the appropriate mix of short-term/long-term and cash/non-cash compensation. These factors include the value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing the various forms of compensation; and whether providing the various forms of compensation will help us achieve our long-term corporate objectives. This allows us to direct our resources to the incentives that are most likely to retain top executives and motivate desired behaviors—improving the likelihood of enhanced financial performance and shareholder value creation. We award long-term incentive compensation in order to achieve a variety of long-term objectives, including retaining talented executives, aligning executives' financial interests with the interests of stockholders, rewarding the achievement of our long-term corporate goals and lengthening executives' time horizons and focusing their attention on creating shareholder value. In determining the appropriate mix of compensation, the Compensation Committee also considers the accounting costs and dilutive impact of the various forms of compensation, as well as our ability to pay compensation in cash, as opposed to stock or other forms of non-cash compensation.

Specific Items of Corporate Performance We Consider in Making Compensation Decisions

        As previously described in greater detail under the heading "Short-Term Incentive Compensation," for 2007, the Compensation Committee approved certain categories for performance objectives, including outsourcing; cost structure overhaul; developments in IT; interisland market position; development of long-term fleet, brand and product plans; labor relations; aligning corporate culture with strategic plans; 2007 revenue budget; 2007 expense budget; operations; and review of strategic opportunities. Under these categories, the Compensation Committee evaluated the Company's 2007 performance and awarded 2007 Annual Incentive Compensation in the amounts reported in the Summary Compensation Table below and as detailed in the discussion under the subheading "2007 Annual Incentive Compensation."

Compensation Committee Discretion

        Under the 2006 Incentive Plan, the Compensation Committee retains discretion (i) to select the executives to participate in the 2006 Incentive Plan, (ii) to establish performance goals, (iii) to establish the length of time over which to measure whether an executive has satisfied his or her performance goals, (iv) to establish the amount of incentive compensation payable to any executive, and (v) to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the 2006 Incentive Plan.

        Under the Stock Incentive Plan, the Compensation Committee retains discretion (i) to select the participants who will receive awards pursuant to the Stock Incentive Plan, (ii) to determine the type or types of awards to be granted to each participant, (iii) to determine the number of shares of stock to which an award will relate, the terms and conditions of any award granted under the Stock Incentive Plan and all other matters to be determined in connection with an award; (iv) to determine whether, to what extent, and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, stock, other awards or other property, or an award may be canceled, forfeited, or surrendered; (v) to determine whether, and to certify that, performance goals to which the settlement of an award is subject are satisfied; (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Stock Incentive Plan; and (vii) to make all other determinations as it may deem necessary or advisable for the administration of the Stock Incentive Plan.

        In addition, and as discussed under the heading "Short-Term Incentive Compensation," above, the Compensation Committee has determined that in administering the Company's new incentive compensation program for fiscal years after 2007, the Compensation Committee must retain discretion to reduce the amount of incentives payable to named executive officers in the event a purely mathematical application of the performance criteria under such program results in potential incentive payments that are not reflective of the Company's financial performance or such executives' performance for such year.

Determination of Equity-Based Awards Grant Dates

        The Compensation Committee has discretion to determine the time and amount of any equity-based awards, but has generally granted stock options and other equity-based compensation at the following times: (i) on the date the executive receiving the grant is hired, and (ii) once annually under the Stock Incentive Plan (the Compensation Committee decided that, for 2008, such grants should be made immediately following the Company's annual earnings release). For discretionary equity-based awards to executives other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer for the review and approval of the Compensation Committee. In certain circumstances, for example, in connection with renewing the employment agreement with Mr. Dunkerley, the Compensation Committee has granted equity-based awards or committed to the future grant of equity-based awards as a tool for retaining the services of named executive officers. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news which might affect the price of our Common Stock.

Tax and Accounting Treatment

Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the Company's chief executive officer or any of the four other most highly compensated executive officers. Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Stock Incentive Plan and the 2006 Incentive Plan have been structured to permit the Company to pay compensation in excess of $1 million per year to its executive officers without compromising the deductibility of such compensation under Section 162(m). All stock awards granted during fiscal year 2007 under the Stock Incentive Plan qualify as performance-based compensation. The Compensation Committee anticipates and is endeavoring to structure the corporate objectives of its incentive compensation program for 2008 to comply with the requirements of Section 162(m) and be fully deductible thereunder. However, it retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the stockholders' interests.

        In 2007, the Compensation Committee determined that Mr. Dunkerley was the only executive who could be affected by the Section 162(m) limitations for that year. A portion of the corporate performance objectives of his bonus were structured to fall within the Section 162(m) guidelines and therefore to qualify as objective performance-based compensation, while several of his objectives for 2007 did not so qualify. The Compensation Committee determined that even if a small portion of his compensation would be non-deductible by the Company, such amount should nonetheless be paid to Mr. Dunkerley in recognition of his efforts on the Company's behalf and in order to adhere to a key principle of the Company's executive compensation practices—rewarding exemplary performance. During 2007, the Compensation Committee also engaged a compensation consultant to consult with the Company regarding the development of a new incentive compensation program that would protect the Company from a loss of deduction under Section 162(m) of the Code.

Section 409A

        Section 409A of the Code imposes a penalty tax on "nonqualified deferred compensation" that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Section 280G

        In negotiating the 2007 amendment and renewal of Mr. Dunkerley's employment agreement, the Company agreed to provide Mr. Dunkerley with additional compensation in the event such change in control payments result in an excise tax to Mr. Dunkerley as a result of Section 4999 of the Code (imposing an excise tax on "excess parachute payments," as defined in Section 280G of the Code). The amount of such additional compensation is the amount necessary to put Mr. Dunkerley in the financial position he would be in if no such excise tax were imposed. The Company determined that this benefit was appropriate for Mr. Dunkerley because many other companies in the Company's peer group provide similar excise tax protection to their chief executive officers. The value of Mr. Dunkerley's potential benefit, if a change in control of the Company were to have occurred on December 31, 2007, is provided below under the heading "Potential Payments Upon Termination or Change-in-Control."

Accounting Treatment

        In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), "Share Based Payment" (SFAS 123R), which replaces SFAS 123, and supersedes APB 25. SFAS 123R requires that all stock-based payments to employees, including grants of employee stock options, be recognized as compensation expense in the financial statements based on their fair values. SFAS 123R also requires that tax benefits associated with these stock-based payments be classified as financing activities in the statement of cash flows rather than operating activities as previously permitted.

        We adopted SFAS 123R effective January 1, 2006. It is effective for all awards granted after that date. For stock option awards granted prior to January 1, 2006 but for which the vesting period was not complete, we adopted the modified prospective transition method permitted by SFAS 123R. Under this method, we accounted for such awards on a prospective basis, with expense recognized in our statement of operations beginning in the first quarter of 2006 using the grant-date fair values. We recognize the related compensation cost not previously recognized in the SFAS 123 pro forma disclosures over the remaining vesting period.

Security Ownership Guidelines; Policies Regarding Hedging the Risk of Security Ownership

        While the Compensation Committee encourages equity ownership by our executives, we currently do not have any requirements or guidelines with respect to our equity or security ownership. We do not have any policies regarding hedging the economic risk of such ownership, although our code of ethics strictly prohibits trading while in the possession of material, non-public information regarding the Company.

The Role of Executive Officers in the Compensation Process

        The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself. The Compensation Committee annually reviews the base salary of the Chief Executive Officer and the base salary of the Chief Executive Officer may be increased by the Compensation Committee in its sole and absolute discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for named executive officers. As discussed above, however, our Chief Financial Officer assists the Company in setting financial performance goals on which annual incentive compensation may be based.

Compensation Recovery Policy (Clawback)

        Other than complying with the applicable provisions of the Sarbanes-Oxley Act of 2002, we do not have a policy providing for the return of compensation or benefits previously made to our executives. The Compensation Committee intends to reexamine the circumstances under which compensation may be denied or withheld or may be required to be returned in the event of certain conduct or other circumstances.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this proxy statement, with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement.

The Compensation Committee

Thomas B. Fargo, Chairman
Bert T. Kobayashi, Jr.
Crystal K. Rose
April 11, 2008

Summary Compensation Table

        The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal year ended December 31, 2006 and 2007 to (1) the Chief Executive Officer, (2) the Chief Financial Officer and (3) the three most highly compensated executive officers, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2006 and 2007.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Stock Awards(1)	Option Awards(2)	All Other Compensation		Total
		($)	($)		($)	($)		($)
Mark B. Dunkerley President and Chief Executive Officer	2007 2006	550,000 550,000	634,150 787,000	48,239	1,021,438 1,079,108	59,353 40,794	(3)	2,313,180 2,456,902
Peter R. Ingram Executive Vice President, Chief Financial Officer and Treasurer	2007 2006	303,750 278,125	263,814 251,878		155,121 80,949	62,805 46,511	(4)	785,490 657,463
H. Norman Davies, Jr.(5) Executive Vice President, Operations	2007 2006	250,000 250,000	— 169,876		(108,041 108,041)	67,842 17,156	(6)	209,801 545,073
David J. Osborne Executive Vice President and Chief Information Officer	2007 2006	300,000 256,250	236,925 226,738		131,162 164,328	35,586 7,140	(7)	703,673 654,456
Barbara D. Falvey Senior Vice President, Human Resources	2007 2006	263,750 250,000	183,327 165,450		165,973 158,528	43,324 36,850	(8)	656,374 610,828
Glenn G. Taniguchi Senior Vice President Sales and Marketing	2007 2006	250,000 162,500	112,950 83,975		31,728 19,229	28,434 18,023	(9)	423,112 283,727

(1)
Represents compensation expense in 2007, disregarding any estimates of forfeitures but including forfeitures on an actual basis, for the change in the fair value of (i) the 50,000 DSUs Mr. Dunkerley elected to receive on March 9, 2007, in partial satisfaction of the discretionary portion of his 2006 annual bonus, (ii) the 550,000 DSUs granted to Mr. Dunkerley on November 8, 2007 and (iii) the 225,000 shares of restricted stock granted to Mr. Dunkerley on November 8, 2007, calculated in accordance with SFAS 123(R). Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2007 in Hawaiian Holdings' 2007 Annual Report on Form 10-K, as filed with the SEC on March 3, 2008, for further discussion related to the assumptions used in our 2007 valuation. Mr. Dunkerley's 50,000 DSUs were fully vested on the grant date and were paid on January 2, 2008; accordingly they are not reported as nonqualified deferred compensation or outstanding equity awards at fiscal year end.

(2)
Represents compensation expense for 2006 and 2007, disregarding any estimates of forfeitures but including forfeitures on an actual basis, for the fair value of options to purchase shares of our Common Stock granted to each named executive officer in 2007 as well as prior years' options with respect to which the Company recorded an expense in 2007, calculated in accordance with SFAS 123(R). Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2007 in Hawaiian Holdings' 2007 Annual Report on

  Form 10-K, as filed with the SEC on March 3, 2008, for further discussion related to the assumptions used in our 2007 valuation.

(3)
This amount includes (i) the Company's contributions to Mr. Dunkerley's 401(k) savings account in the amount of $38,720, (ii) a car allowance in the amount of $12,000, (iii) the incremental expense associated with Mr. Dunkerley's free aircraft travel, determined to be $1,705 and (iv) miscellaneous personal benefits in the amount of $6,928.

(4)
This amount includes (i) the Company's contributions to Mr. Ingram's 401(k) savings account in the amount of $28,011, (ii) a housing allowance in the amount of $22,500, (iii) the incremental expense associated with Mr. Ingram's free aircraft travel, determined to be $4,427 and (iv) miscellaneous personal benefits in the amount of $7,867.

(5)
Mr. Davies retired from the Company effective June 30, 2007, and receives continued payment of base salary for a period of 12 months following his effective date of retirement.

(6)
This amount includes (i) the Company's contributions to Mr. Davies' 401(k) savings account in the amount of $17,600, (ii) the incremental expense associated with Mr. Davies' free aircraft travel, determined to be $3,208, (iii) moving allowance in the amount of $42,620, and (iv) miscellaneous personal benefits in the amount of $4,414.

(7)
This amount includes (i) the Company's contributions to Mr. Osborne's 401(k) savings account in the amount of $21,120 and (ii) the incremental expense associated with Mr. Osborne's free aircraft travel, determined to be $7,632, and (iii) miscellaneous personal benefits in the amount of $6,834.

(8)
This amount includes (i) the Company's contributions to Ms. Falvey's 401(k) savings account in the amount of $19,448, (ii) the incremental expense associated with Ms. Falvey's free aircraft travel, determined to be $3,584, (iii) a housing allowance in the amount of $12,500, and (iv) miscellaneous personal benefits in the amount of $7,792.

(9)
This amount includes (i) the Company's contributions to Mr. Taniguchi's 401(k) savings account in the amount of $17,600, (ii) the incremental expense associated with Mr. Taniguchi's free aircraft travel, determined to be $3,042, and (iii) miscellaneous personal benefits in the amount of $7,792.

Grants of Plan-Based Awards

        The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Shares Underlying Options(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold ($)	Target ($)	Maximum ($)		(#)	($/Sh)	($)
Mark B. Dunkerley	11/8/2007 11/8/2007 11/9/2007 —	(2) (2) (2)	550,000	1,100,000		550,000 225,000	225,000	4.99	497,376 2,827,000 962,000
Peter R. Ingram	11/12/2007						100,000	4.95	280,340
	—			228,806
H. Norman Davies, Jr.	—			187,500
David J. Osborne	8/29/2007						40,000	3.45	65,936
	—			225,000
Barbara D. Falvey	8/29/2007						40,000	3.45	65,936
	—			159,000
Glenn G. Taniguchi	8/29/2007						40,000	3.45	65,936
	—				150,000

(1)
This column reports the target bonus each named executive officer was eligible to earn in 2007 pursuant to the Company's 2006 Incentive Plan. Mr. Dunkerley's employment agreement provides for a maximum bonus of 200% of his base salary.

(2)
Grant date represents the date the Compensation Committee granted the award to Mr. Dunkerley and the strike price determined. However, the grant date for accounting purposes in accordance with SFAS 123(R) did not occur until Mr. Dunkerley's execution of his amended and restated employment agreement on December 26, 2007.

(3)
Each option was granted pursuant to the Company's 2005 Stock Incentive Plan. Each option has an exercise price per share equal to the closing market price of our Common Stock on the date of grant. The options granted to Mr. Dunklerley, Mr. Ingram, Ms. Falvey, Mr. Osborne and Mr. Taniguchi become exercisable in three equal annual installments, on each of the first, second and third anniversaries of the grant date. Each option has a ten year term, with the exception of Mr. Dunkerley's options, which have a five year term.

(4)
This column shows the option's exercise price, which is equal to the closing market price on the grant date.

(5)
This column shows the fair value of the option award calculated in accordance with SFAS 123R.

Outstanding Equity Awards At Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2007, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

Stock Awards
										Equity Incentive Plan Awards: Number of Unvested Unearned Shares, Units or other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Option Awards
	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
Mark B. Dunkerley	12/23/2002 6/10/2005 7/25/2005 11/8/2007 11/9/2007 11/8/2007	(2) (2)(3) (2)(4)	200,000 200,000 496,000 —	— 100,000 248,000 225,000	(1) (1)	2.10 5.00 4.62 4.99	12/23/2012 6/10/2015 7/25/2015 12/26/2012	550,000	2,805,000	225,000	1,147,500
Peter R. Ingram	11/16/2005 11/10/2006 11/12/2007		66,667 33,334 —	33,333 66,666 100,000	(5) (5) (5)	3.42 4.40 4.95	11/16/2015 11/10/2016 11/10/2017
H. Norman Davies, Jr.	2/27/1998		30,000	—	(6)	3.50	2/27/2008
David J. Osborne	6/10/2005 7/25/2005 11/8/2006 8/29/2007		55,416 50,600 — —	— — 59,984 40,000	(7) (7)	5.00 4.62 4.36 3.45	6/10/2015 7/25/2015 11/8/2016 8/29/2017
Barbara D. Falvey	7/25/2005 8/29/2007		110,667 —	55,333 40,000	(8) (8)	4.62 3.45	7/25/2015 8/29/2017
Glenn G. Taniguchi	2/27/1998 6/30/2000 6/10/2005 7/25/2005 11/8/2006 8/29/2007		30,000 20,000 — — — —	— — 9,236 9,300 8,000 40,000	(9) (9) (9) (9)	3.50 2.63 5.00 4.62 4.36 3.45	2/27/2008 6/30/2010 6/10/2015 7/25/2015 11/8/2016 8/29/2017

(1)
Mr. Dunkerley's options vest as follows: (i) with respect to the grant of options on June 10, 2005, 100,000 options vested on January 1, 2007 and 100,000 options vested on January 1, 2008, (ii) with respect to the grant of options on July 25, 2005, 248,000 options vested on January 1, 2007 and 248,000 options vested on January 1, 2008 and (iii) with respect to the grant of options on December 26, 2007, 75,000 options vest on November 8, 2008, 75,000 options vest on November 8, 2009 and 75,000 options vest on November 8, 2010. Mr. Dunkerley's options vest in full upon a change in control of the Company.

(2)
Grant date represents the date the Compensation Committee granted the award to Mr. Dunkerley and the strike price determined. However, the grant date for accounting purposes in accordance with SFAS 123(R) did not occur until Mr. Dunkerley's execution of his amended and restated employment agreement on December 26, 2007.

(3)
Mr. Dunkerley was granted 550,000 DSUs which vest in equal installments on January 1, 2009, November 8, 2009 and November 8, 2010, subject to accelerated vesting upon a change in control of the Company.

(4)
Mr. Dunkerley was granted 225,000 shares of restricted stock which vest ratably over three years of Mr. Dunkerley's continued service with the Company if the average closing price of the Company's common stock equals or exceeds $6.50 per share over a period of at least 20 days during each 12-month vesting period, provided that if the $6.50 closing price is attained in the second or third year, any portion of the restricted stock that did not vest in a prior year will vest. Vesting of the restricted stock is accelerated upon a change in control of the Company if the stockholders receive $6.50 or more per share in connection with such change in control, or under certain circumstances, following Mr. Dunkerley's termination.

(5)
Mr. Ingram's options vest as follows: (i) with respect to the grant of options on November 16, 2005, 33,334 options vested on November 16, 2006, 33,333 vested on November 16, 2007 and 33,333 options vest on November 16, 2008, (ii) with respect to the grant of options on November 10, 2006, 33,334 options vested on November 10, 2007, 33,333 options vest on November 10, 2008 and 33,333 options vest on November 10, 2009 and

  (iii) with respect to the grant of options on November 12, 2007, 33,334 options vest on November 12, 2008, 33,333 options vest on November 12, 2009 and 33,333 options vest on November 10, 2010. Mr. Ingram's options vest in full upon a change in control of the Company.

(6)
Upon his retirement, effective June 30, 2007, Mr. Davies forfeited his unvested stock options.

(7)
Mr. Osborne's options vest as follows: (i) with respect to the grant of options on November 8, 2006, 59,984 options vest on November 8, 2009 and (ii) with respect to the grant of options on August 29, 2007, 13,334 options vest on August 29, 2008, 13,333 options vest on August 29, 2009 and 13,333 options vest on August 29, 2010. Mr. Osborne's options vest in full upon a change in control of the Company.

(8)
Ms. Falvey's options vest as follows: (i) with respect to the grant of options on July 25, 2005, 55,334 options vested on July 11, 2006 and 55,333 vest on July 11, 2008 and (ii) with respect to the grant of options on August 29, 2007, 13,334 options vest on August 29, 2008, 13,333 options vest on August 29, 2009 and 13,333 options vest on August 29, 2010. Ms. Falvey's options vest in full upon a change in control of the Company.

(9)
Mr. Taniguchi's options vest as follows: (i) with respect to the grant of options on June 10, 2005, 9,236 options vest on June 10, 2008, (ii) with respect to the grant of options on July 25, 2005, 9,300 options vest on July 25, 2008, (iii) with respect to the grant of options on November 8, 2006, 8,000 options vest on November 8, 2009 and (iv) with respect to the grant of options on August 29, 2007, 13,334 options vest on August 29, 2008, 13,333 options vest on August 29, 2009 and 13,333 options vest on August 29, 2010. Mr. Taniguchi's options vest in full upon a change in control of the Company.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements that will require us to provide compensation to the officers named in the Summary Compensation Table in the event of such executive officer's termination of employment or a change in control of the Company. Each named executive officer is required pursuant to the terms of his or her employment agreement to adhere to certain restrictive covenants, including a non-competition covenant of 12 months in duration, in order to receive the severance payments specified below. The amount of compensation payable to each such executive in each situation is listed in the tables below, and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2007.

  Mr. Dunkerley.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2007 for Mr. Dunkerley. Mr. Dunkerley is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, For Good Reason or Non-Renewal (1)	Death(2)	Disability(3)	Change in Control(4)
Lump Sum Payment	$2,500,000	$—	$—	$2,500,000
Performance/Incentive Bonus(5)	634,150	634,150	634,150	634,150
Stock Options (Accelerated Vesting)(6)	153,790	—	—	153,790
Stock Awards(6)	3,952,500	—	—	3,952,500
Insurance Proceeds(7)	—	300,000	2,739,000	—
Insurance Premium Reimbursement (Life, Medical and Disability)	19,363	—	—	19,363
Travel Benefits	4,831	—	—	—
Deferred Stock Units(8)	—	225,000	225,000	225,000
Tax Gross Up(9)	—	—	—	2,043,615

Total	$7,264,634	$1,159,150	$3,598,150	$9,528,418

(1)
Mr. Dunkerley's employment agreement provides him with severance payments in a lump sum of $2,500,000 and continued payment for life, disability and medical benefits and continued travel benefits for the remainder of the term of his agreement (through November 8, 2010) upon (1) termination of employment by the Company without "Cause" (2) termination of employment by Mr. Dunkerley for "Good Reason," and (3) termination following a failure of the Company to offer Mr. Dunkerley a new employment agreement on terms comparable in all material respects with his current employment agreement within 6 months prior to the expiration of the term of his current agreement. Mr. Dunkerley's continued insurance premiums and travel benefits are calculated based on the Company's fiscal 2007 expense for such benefits. Under Mr. Dunkerley's employment agreement: (a) "Cause" means (i) a material breach by Mr. Dunkerley of his obligations under Mr. Dunkerley's employment agreement, after Mr. Dunkerley has been given written notice specifying the breach and has been provided a thirty day opportunity to cure, including, without limitation, willful neglect of Mr. Dunkerley's duties or Mr. Dunkerley's willful failure (other than any such failure resulting from the termination of Mr. Dunkerley's employment for death, disability, retirement or "Good Reason") to implement or adhere to policies established by, or directives of, the Board of

  Directors, (ii) Mr. Dunkerley is convicted of, or pleads guilty or no contest to a felony, or written evidence is presented to the Board of Directors that Mr. Dunkerley engaged in a crime that may have an adverse impact on the Company's reputation and standing in the community, and (iii) Mr. Dunkerley has committed fraud in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others; and (b) "Good Reason" means (i) the assignment to Mr. Dunkerley of any duties that are materially inconsistent with, or reflect a material reduction of, Mr. Dunkerley's powers and responsibilities, or a change of Mr. Dunkerley's reporting responsibilities, or a negative change of Mr. Dunkerley's title and responsibilities, (ii) the Company's material breach of any of the provisions of Mr. Dunkerley's employment agreement, or a material change in the conditions of Mr. Dunkerley's employment, including, without limitation, a failure by the Company to provide Mr. Dunkerley with incentive compensation and benefit plans that provide comparable benefits and amounts as such type of programs in effect as of the effective date of Mr. Dunkerley's employment agreement as provided to other Company executive officers, (iii) the relocation of the Company's principal executive offices to a location outside of the Honolulu area or the Company's requiring that Mr. Dunkerley be based anywhere other than the Company's principal executive offices, except for travel on Company business to an extent substantially consistent with Mr. Dunkerley's position and responsibilities, (iv) a Change in Control of the Company (as defined in note 4 below) or (v) a failure by the Company to maintain Directors' and Officers' insurance as set forth in Mr. Dunkerley's employment agreement.

(2)
The Company is self-insured with respect to the life insurance covering Mr. Dunkerley. The Company will be required to pay $300,000 in a lump sum in the event of Mr. Dunkerley's death.

(3)
Pursuant to Mr. Dunkerley's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Dunkerley's employment were terminated as a result of his disability on December 31, 2007, Mr. Dunkerley would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(4)
In the event of a "Change in Control," Mr. Dunkerley has the right, on written notice to the Company given at any time within sixty days after such "Change of Control," to elect to terminate his employment with the Company, which termination will be deemed a termination by Mr. Dunkerley for "Good Reason." The dollar value in the table assume that Mr. Dunkerley has elected to terminate his employment for "Good Reason" on December 31, 2007.

  Under Mr. Dunkerley's employment agreement, a "Change in Control" means any of the following (a) any person or persons acting together that would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own 30% or more of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the "Voting Stock") or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 50% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 50% of the economic interests in the Company or any successor entity of the Company; (c) the approval by the stockholders of the Company of any sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company or (e) a change in the composition of the Board of Directors, as a result of which, fewer than one-half of the incumbent directors (without including directors who are appointed as part of the union contract) are directors who either (i) had been directors, other than directors who are appointed as part of the union contract, of the Company on the effective date of Mr. Dunkerley's employment agreement

  (the "Original Directors") or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination or directors whose election or nomination was previously so approved.

(5)
Pursuant to Mr. Dunkerley's employment agreement, if Mr. Dunkerley's employment is terminated as a result of his death, disability, by the Company without "Cause" or by Mr. Dunkerley for "Good Reason," Mr. Dunkerley shall be entitled to receive a performance/incentive bonus for services rendered during the year in which Mr. Dunkerley's employment is terminated. The dollar value in the table represents the bonus earned by Mr. Dunkerley for fiscal 2007.

(6)
Pursuant to Mr. Dunkerley's employment agreement, all unvested equity benefits granted to Mr. Dunkerley become immediately fully vested and/or exercisable upon a termination without "Cause" or "Good Reason" or upon a change in control of the Company, provided that, Mr. Dunkerley's restricted stock will only vest upon a change in control if the Company's stockholders receive at least $6.50 per share. Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2007 ($5.10) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Dunkerley at December 31, 2007. Regarding restricted stock and DSUs, the dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2007 ($5.10) by the number of shares of Common Stock underlying the unvested restricted stock and DSUs held by Mr. Dunkerley at December 31, 2007. (For purposes of this calculation, it is assumed that all of Mr. Dunkerley's restricted stock will vest upon a change in control.)

(7)
Pursuant to the Company's executive long-term disability plan, Mr. Dunkerley would be eligible for a benefit of up to $11,000 per month until he reaches age 65. The Company's payments would be subject to reduction for other disability benefits received by Mr. Dunkerley during such period.

(8)
Mr. Dunkerley's 50,000 DSUs are payable on the earlier of his death or disability, a change in control of the Company, or January 2, 2008.

(9)
Mr. Dunkerley is entitled to additional compensation in the event his change in control payments result in an excise tax under Section 4999 of the Code (imposing an excise tax on "excess parachute payments," as defined in Section 280G of the Code). The amount of such additional compensation is the amount necessary to put Mr. Dunkerley in the financial position he would be in if no such excise tax were imposed, based upon a hypothetical change in control on December 31, 2007.

  Mr. Ingram.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2007 for Mr. Ingram. Mr. Ingram's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company. Mr. Ingram is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Lump Sum Payment	$330,000	$—	$—	$—
Stock Options (Accelerated Vesting)	—	—	—	117,666
Insurance Proceeds	—	—	3,080,000	—

Total	$330,000	$—	$3,080,000	$117,666

(1)
Mr. Ingram's employment agreement provides him with a lump sum severance payment upon termination of employment by the Company without "Cause" equal to his current annual base salary. Under Mr. Ingram's employment agreement, "Cause" means (i) a material breach of the agreement by Mr. Ingram, including without limitation, repeated neglect of Mr. Ingram's duties, Mr. Ingram's repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Ingram's repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Ingram stating the reason for such breach and providing Mr. Ingram thirty (30) days opportunity to cure, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules (as defined in the agreement).

(2)
Pursuant to Mr. Ingram's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Ingram's employment were terminated as a result of his disability on December 31, 2007, Mr. Ingram would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Pursuant to Mr. Ingram's stock option agreements, all unvested options granted to Mr. Ingram become immediately fully vested and exercisable upon a "Change in Control" of the Company. Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2007 ($5.10) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Ingram at December 31, 2007.

  Under the Company's stock option agreements with named executive officers (other than Mr. Dunkerley), a "Change in Control" means any of the following (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than by an employee benefit plan or in certain restructurings or combinations that do not affect the effective control of the Company by the stockholders immediately prior thereto, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); (b) the occurrence of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 50% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities; (c) the occurrence of (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or (d) during any period of twelve (12) consecutive months, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

  Mr. Davies.

        The following table describes and quantifies the payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that Mr. Davies became entitled to receive upon his retirement from the Company, effective June 30, 2007. Mr. Davies is bound by the terms of the noncompetition provisions of his prior employment agreement for a period of 18 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability	Change in Control
Base Salary	$250,000	$—	$—	$—
Relocation Allowance	50,000	—	—	—
Insurance Premiums (Medical and Dental)	7,228	—	—	—
Travel Benefits	3,208	—	—	—

Total	$310,436	$—	$—	$—

(1)
Pursuant to Mr. Davies' employment agreement, as amended, Mr. Davies receives continued base salary, continued payment of annual insurance premiums for medical and dental coverage and continued travel benefits for a period of 12 months following termination. The dollar value in the table represents Mr. Davies' travel benefits for fiscal 2007. Mr. Davies also received a relocation allowance of up to $50,000 pursuant to the terms of his employment agreement.

  Mr. Osborne.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2007 for Mr. Osborne. Mr. Osborne's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

Mr. Osborne is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Lump Sum Payment	$300,000	$—	$—	$—
Performance/Incentive Bonus(4)	236,925	—	—	—
Stock Options (Accelerated Vesting)	—	—	—	110,388
Insurance Proceeds	—	—	1,749,000	—
Insurance Premiums (Medical and Dental)	6,834	—	—	—

Total	$543,759	$—	$1,749,000	$110,388

(1)
Mr. Osborne's employment agreement provides him with a lump sum severance payment upon termination of employment by the Company without "Cause" equal to his current annual base salary and his annual insurance premiums for medical and dental coverage. Under the Mr. Osborne's employment agreement, "Cause" means (i) a material breach of the agreement by Mr. Osborne, including without limitation, repeated neglect of Mr. Osborne's duties, Mr. Osborne's repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Osborne's repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Osborne stating the reason for such breach and providing Mr. Osborne thirty (30) days opportunity to cure, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules (as defined in the agreement).

(2)
Pursuant to Mr. Osborne's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Osborne's employment were terminated as a result of his disability on December 31, 2007, Mr. Osborne would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Pursuant to Mr. Osborne's stock option agreements, all unvested options granted to Mr. Osborne become immediately fully vested and exercisable upon a "Change in Control" of the Company (as defined in footnote 3 to the termination table for Mr. Osborne above). Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2007 ($5.10) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Osborne at December 31, 2007.

(4)
Pursuant to Mr. Osborne's employment agreement, if Mr. Osborne's employment is terminated by the Company without "Cause," Mr. Osborne shall be entitled to receive a performance/incentive bonus for services rendered during the year in which Mr. Osborne's employment is terminated. The dollar value in the table represents the bonus earned by Mr. Osborne for fiscal 2007.

  Ms. Falvey.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of

December 31, 2007 for Ms. Falvey. Ms. Falvey's receipt of any severance payments below is subject to her execution and non-revocation of a general release and waiver of claims against the Company. Ms. Falvey is bound by the terms of the noncompetition provisions of her employment agreement for a period of 12 months following the effective date of her termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Lump Sum Payment	$280,000	$—	$—	$—
Performance/Incentive Bonus(4)	183,327	—	—	—
Stock Options (Accelerated Vesting)	—	—	—	92,560
Insurance Proceeds	—	—	2,112,000	—
Insurance Premiums (Medical and Dental)	7,792	—	—	—

Total	$471,119	$—	$2,112,000	$92,560

(1)
Ms. Falvey's employment agreement provides her with a severance payment upon termination of employment by the Company without "Cause" equal to her current annual base salary and her annual insurance premiums for medical and dental coverage. Under Ms. Falvey's employment agreement, "Cause" means (i) a material breach of the agreement by Ms. Falvey, including without limitation, repeated neglect of Ms. Falvey's duties, Ms. Falvey's repeated material lack of diligence and attention in performing services as provided in the agreement, or Ms. Falvey's repeated failure to implement or adhere to Company policies, in each case after notice to Ms. Falvey stating the reason for such breach and providing Ms. Falvey thirty (30) days opportunity to cure, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules (as defined in the agreement).

(2)
Pursuant to Ms. Falvey's employment agreement, she is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Ms. Falvey's employment were terminated as a result of her disability on December 31, 2007, Ms. Falvey would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Pursuant to Ms. Falvey's stock option agreements, all unvested options granted to Ms. Falvey become immediately fully vested and exercisable upon a "Change in Control" of the Company (as defined in footnote 3 to the termination table for Ms. Falvey above). Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2007 ($5.10) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Ms. Falvey at December 31, 2007.

(4)
Pursuant to Ms. Falvey's employment agreement, if Ms. Falvey's employment is terminated by the Company without "Cause," Ms. Falvey shall be entitled to receive a performance/incentive bonus for services rendered during the year in which Ms. Falvey's employment is terminated. The dollar value in the table represents the bonus earned by Ms. Falvey for fiscal 2007.

  Mr. Taniguchi.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2007 for Mr. Taniguchi. Mr. Taniguchi's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company. Mr. Taniguchi is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Base Salary	$250,000	$—	$—	$—
Stock Options (Accelerated Vesting)	—	—	—	77,308
Insurance Proceeds	—	—	—	—
Insurance Premiums (Medical and Dental)	7,792	—	—	—
Travel Benefits	3,042	—	—	—

Total	$260,834	$—	$—	$77,308

(1)
Mr. Taniguchi's employment agreement provides him with severance payments upon termination of employment by the Company without "Cause" consisting of 12 months continued base salary and 12 months continued medical, dental and travel benefits. The dollar value in the table represents Mr. Taniguchi's travel benefits for fiscal 2007. Under Mr. Taniguchi's employment agreement, "Cause" means (i) a material breach of the agreement by Mr. Taniguchi, including without limitation, repeated neglect of Mr. Taniguchi's duties, Mr. Taniguchi's repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Taniguchi's repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Taniguchi stating the reason for such breach and providing Mr. Taniguchi thirty (30) days opportunity to cure, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules (as defined in the agreement). Receipt of severance benefits is subject to Mr. Taniguchi's execution of a release and waiver in favor of the Company.

(2)
Pursuant to Mr. Taniguchi's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Taniguchi's employment were terminated as a result of his disability on December 31, 2007, Mr. Taniguchi would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above. Mr. Taniguchi turned 65 prior to December 31, 2007.

(3)
Pursuant to Mr. Taniguchi's stock option agreements, all unvested options granted to Mr. Taniguchi become immediately fully vested and exercisable upon a "Change in Control" of the Company (as defined in footnote 3 to the termination table for Mr. Taniguchi above). Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2007 ($5.10) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Taniguchi at December 31, 2007.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides the beneficial ownership, both direct and indirect, reported to us as of April 1, 2008 of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options and warrants). The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of April 1, 2008. The table is based on 47,304,670 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of April 1, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
RC Aviation LLC 12275 El Camino Real Suite 110 San Diego, CA 92130	3,066,287	(1)	6.5% of Common Stock
RC Aviation Management, LLC 12275 El Camino Real Suite 110 San Diego, CA 92130	5,033,528	(1)	10.5% of Common Stock
Lawrence S. Hershfield 12275 El Camino Real Suite 110 San Diego, CA 92130	5,216,861	(1)	10.8% of Common Stock
Schultze Asset Management, LLC 3000 Westchester Avenue Purchase, NY 10577	4,188,882	(2)	8.9% of Common Stock
QVT Hawaiian LLC 527 Madison Avenue, 8th Floor New York, NY 10022	4,205,412	(3)	8.7% of Common Stock
Canyon Capital Advisors LLC 9665 Wilshire Boulevard, Suite 200 Beverly Hills, CA 90212	3,684,854	(4)	7.5% of Common Stock
Whitebox Advisors LLC 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	3,677,170	(5)	7.5% of Common Stock
WC Capital Management, LLC 300 Drake Landing Boulevard, Suite 230 Greenbrae, CA 94904	2,380,000	(6)	5.0% of Common Stock

International Association of Machinists and Aerospace Workers 1771 Commerce Drive, Ste. 103 Elk Grove, IL 60007 Attn: Stephen R. Canale	1		100% of Series B Special Preferred Stock (constituting 33.3% of all Special Preferred Stock)
Association of Flight Attendants 501 Third Street, N.W., 9th Floor Washington, DC 20005-4006 Attn: David Borer, Esq.	1		100% of Series C Special Preferred Stock (constituting 33.3% of all Special Preferred Stock)
Hawaiian Master Executive Council c/o Air Line Pilots Association 3375 Koapaka Street, Suite F-238-8 Honolulu, HI 96819 Attn: Master Chairman, Hawaiian MEC	1		100% of Series D Special Preferred Stock (constituting 33.3% of all Special Preferred Stock)
Gregory S. Anderson**	21,334	(7)	Common Stock*
L. Todd Budge**	5,000	(8)	Common Stock*
Donald J. Carty**	351,062	(9)	Common Stock*
Mark B. Dunkerley**	1,502,570	(10)	3.2% of Common Stock
Thomas B. Fargo**	13,334	(11)	Common Stock*
Randall L. Jenson**	94,834	(12)	Common Stock*
Sean Kim**	5,000	(13)	Common Stock*
Bert T. Kobayashi, Jr. **	21,334	(14)	Common Stock*
Eric C.W. Nicolai**	2,224	(15)	Common Stock*
Crystal K. Rose**	5,000	(16)	Common Stock*
William S. Swelbar**	6,668	(17)	Common Stock*
Barbara D. Falvey**	110,666	(18)	Common Stock*
Peter R. Ingram**	100,001	(19)	Common Stock*
David J. Osborne**	106,016	(20)	Common Stock*
Glenn G. Taniguchi**	7,500	(21)	Common Stock*
All current directors and executive officers as a group (16 persons)	7,569,404		16.0% of Common Stock

*
Less than 1%

**
Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)
According to the Amendment No. 5 to Schedule 13D filed by RC Aviation on April 9, 2007 ("RC Schedule 13D"), on May 8, 2006 and June 2, 2006, RC Aviation distributed 6,848,948 and 1,486,346 shares of Common Stock, respectively, to its members, retaining 1,664,706 shares of Common Stock from the 10,000,000 shares of Common Stock it acquired from AIP, LLC in June 2004. Also, according to the RC Schedule 13D, RC Aviation acquired beneficial ownership of 1,402,121 shares of Common Stock in satisfaction of certain bankruptcy claims pursuant to the Company's Third Amended Joint Plan of Reorganization (the "Joint Plan"). According to the RC

  Schedule 13D, the shares of Common Stock beneficially owned by RC Management consist of (i) 1,664,706 shares of Common Stock beneficially held through RC Aviation, (ii) 1,105,882 shares of Common Stock received from RC Aviation pursuant to the May 8, 2006 distribution, (iii) 758,158 shares of Common Stock issuable upon exercise of a warrant held by RC Management and (iv) 1,504,782 shares of Common Stock acquired in satisfaction of certain bankruptcy claims pursuant to the Joint Plan. According to the RC Schedule 13D, the shares of Common Stock beneficially owned by Mr. Hershfield consist of (i) 1,664,706 shares of Common Stock beneficially held through RC Aviation and RC Management, (ii) 1,105,882 shares of Common Stock beneficially held through RC Management and received from RC Aviation pursuant to the May 8, 2006 distribution, (iii) 758,158 shares of Common Stock beneficially held through RC Management and that are issuable upon exercise of a warrant held by RC Management, (iv) 1,504,782 shares of Common Stock beneficially held through RC Management and acquired in satisfaction of certain bankruptcy claims pursuant to the Joint Plan, (v) 65,000 shares of Common Stock held directly in Mr. Hershfield's capacity as an individual, and (vi) 100,000 shares of Common Stock which are currently exercisable pursuant to an option granted to Mr. Hershfield on December 15, 2005. Mr. Hershefield also beneficially owns (a) 13,333 shares of Common Stock which are currently exercisable pursuant to an option granted to Mr. Hershfield in August 2005 and (b) 5,000 shares of Common Stock which are currently exercisable pursuant to an option granted to Mr. Hershfield on May 31, 2006. In addition, on May 30, 2007, Mr. Hershfield was granted an option to purchase 15,000 shares of Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(2)
According to a Amendment No. 2 to Schedule 13G filed on February 5, 2008, Schultze Asset Management, LLC ("Schultze Asset Management") beneficially owns 4,188,882 shares of our Common Stock. Schultze Asset Management acts as investment manager for individual and institutional investors through limited partnerships, offshore funds, and managed accounts (the "Managed Accounts"). In its capacity as investment manager, and pursuant to investment management agreements between Schultze Asset Management and each Managed Account, Schultze Asset Management has sole power to vote and dispose of the securities owned by the Managed Accounts. George Schultze is the Managing Member of Schultze Asset Management. George Schultze exercises sole voting and investment control over Schultze Asset Management.

(3)
According to the Amendment No. 1 to Schedule 13G filed on February 14, 2007, QVT Hawaiian LLC beneficially owns 4,205,412 shares of Common Stock, consisting of 3,043,978 shares of Common Stock and an additional 1,161,434 shares of Common Stock underlying a common stock purchase warrant (the "QVT Warrant"). The QVT Warrant to purchase 1,161,434 shares of our Common Stock is exercisable only to the extent that the number of shares issuable upon exercise of the QVT Warrant, together with all other shares of Common Stock then-owned by QVT Hawaiian LLC, would not exceed 9.999% of our then-outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act. Under QVT Hawaiian LLC's Limited Liability Company Operating Agreement, QVT Associates GP LLC, its President, has the sole right to manage the business and affairs of QVT Hawaiian LLC and has the sole right to vote any shares of voting securities issued to or held by QVT Hawaiian LLC.

(4)
According to the Amendment No. 3 to Schedule 13G filed on February 14, 2008, Canyon Capital Advisors LLC ("CCA") is an investment advisor to various managed accounts, including Canyon Value Realization Fund, L.P., The Canyon Value Realization Fund (Cayman), Ltd., Citi Canyon Ltd., Canyon Value Realization Fund MAC 18, Ltd., Zurich Institutional Benchmarks Master Fund, Ltd., Canyon Balanced Equity Master Fund, Ltd., CMS/Canyon DOF Subpartnership, L.P., and Canyon Capital Arbitrage Master Fund, Ltd., with the right to receive, or the power to direct the receipt, of dividends from, or the proceeds from the sale of the securities held by, such managed accounts. Mitchell R. Julis, Joshua S. Friedman, R. Christian B. Evensen and K. Robert Turner control entities which own 100% of CCA. The amount includes a warrant currently exercisable to purchase 2,135,297 shares of Common Stock.

(5)
Based on a Form 13F for the year ended December 31, 2007, filed with the Securities and Exchange Commission, Whitebox Advisors, LLC beneficially owns 3,677,170 shares of our Common Stock, which includes common stock warrants currently exercisable to purchase 2,073,473 shares of our Common Stock.

(6)
According to a Schedule 13G filed on February 12, 2008, WC Capital Management, LLC ("WC Capital") beneficially owns 2,380,000 shares of our Common Stock. Aaron Braun exercises voting and investment control over WC Capital.

(7)
Mr. Anderson was granted options to purchase (a) on August 10, 2005 an option to purchase 15,000 shares of our Common Stock on August 10, 2005, of which options to purchase 10,000 shares of our Common Stock have vested, (b) 10,000 shares of our Common Stock on May 31, 2006, of which options to purchase 3,334 shares of our Common Stock have vested and (c) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant. Mr. Anderson also owns options to purchase 8,000 shares of our Common Stock, all of which have vested. Ownership of shares underlying unvested options are not included herein.

(8)
Mr. Budge was granted options to purchase (a) 15,000 shares of our Common Stock on May 31, 2006, of which options to purchase 5,000 shares our Common Stock have vested and (b) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant. Ownership of shares underlying unvested options are not included herein.

(9)
Represents 351,062 shares of Common Stock beneficially owned by Mr. Carty.

(10)
Mr. Dunkerley owns options to purchase 1,244,000 shares of our Common Stock, all of which have vested. On November 8, 2007, Mr. Dunkerley was granted (a) options to purchase 225,000 shares of our Common Stock, which options vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and (b) 550,000 DSUs, which DSUs vest as follows: (1) 183,333 DSUs vest on January 1, 2009, (2) 183,333 DSUs vest on November 8, 2009 and (3) 183,334 DSUs vest on November 8, 2010. The shares of our Common Stock underlying such DSUs are distributable as follows: (I) 366,666 shares of our Common Stock are distributable on January 1, 2010 and (II) 183,334 shares of our Common Stock are distributable on January 1, 2011. In addition, on November 9, 2007, Mr. Dunkerley was granted 225,000 restricted shares of our Common Stock, which restricted shares are subject to time and performance vesting. On January 2, 2008, Mr. Dunkerley was issued 33,570 shares of our Common Stock upon the vesting of 50,000 DSUs which had been awarded on March 9, 2007. Such issuance was net of 16,430 shares of our Common Stock that were retained by the Company for withholding tax purposes. Ownership of shares underlying unvested options and unvested DSUs are not included herein.

(11)
Admiral Fargo was granted options to purchase (a) 15,000 shares of our Common Stock on August 10, 2005, of which options to purchase 10,000 shares of our Common Stock have vested, (b) 10,000 shares of our Common Stock on May 31, 2006, of which options to purchase 3,334 shares of our Common Stock have vested, (c) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant. Ownership of shares underlying unvested options are not included herein.

(12)
Mr. Jenson was granted options to purchase (a) 15,000 shares of our Common Stock on August 10, 2005, of which options to purchase 10,000 shares of our Common Stock have vested, (b) 75,000 shares of our Common Stock on December 19, 2005, which options vested in full on the date of grant, (c) 10,000 shares of our Common Stock on May 31, 2006, of which options to purchase 3,334 shares of our Common Stock have vested, and (d) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant. Mr. Jenson also directly holds 6,500 shares of our Common Stock. Ownership of shares underlying unvested options are not included herein.

(13)
Mr. Kim was granted options to purchase (a) 15,000 shares of our Common Stock on May 31, 2006, of which options to purchase 5,000 shares of our Common Stock have vested, and (b) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant. Ownership of shares underlying unvested options are not included herein.

(14)
Mr. Kobayashi beneficially owns 8,000 shares of our Common Stock, including 3,000 shares of our Common Stock beneficially owned by Mr. Kobayashi's spouse. Mr. Kobayashi was granted options to purchase (a) 15,000 shares of our Common Stock on August 10, 2005, of which options to purchase 10,000 shares of our Common Stock have vested, (b) 10,000 shares of our Common Stock on May 31, 2006, of which 3,334 shares have vested, and (c) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. Ownership of shares underlying unvested options are not included herein.

(15)
Mr. Nicolai beneficially owns 2,224 shares of our Common Stock, including 700 shares of Common Stock beneficially owned by Mr. Nicolai's spouse.

(16)
Crystal K. Rose was granted options to purchase (a) 15,000 shares of our Common Stock on May 31, 2006, of which 5,000 options have vested, and (b) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. Ownership of shares underlying unvested options are not included herein.

(17)
Mr. Swelbar was granted options to purchase (a) 5,000 shares of our Common Stock on November 16, 2005, of which 3,334 options have vested, (b) 10,000 shares of our Common Stock on May 31, 2006, of which 3,334 options have vested, and (c) 10,000 shares of our Common Stock on May 30, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant. Ownership of shares underlying unvested options are not included herein.

(18)
Ms. Falvey was granted options to purchase (a) 166,000 shares of our Common Stock on July 25, 2005, of which 110,666 options have vested, (b) 40,000 shares of our Common Stock on August 29, 2007, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant, and (c) 40,000 shares of our Common Stock on February 29, 2008, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. In addition, on February 29, 2008, Ms. Falvey was granted 17,500 DSUs, which DSUs vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. The shares of our Common Stock underlying such DSUs are distributable at any time within 90 days following the date on which such DSUs become fully vested. Ownership of shares underlying unvested options and unvested DSUs are not included herein.

(19)
Mr. Ingram was granted options to purchase (a) 100,000 shares of our Common Stock on November 16, 2005, of which 66,667 options have vested, (b) 100,000 shares of our Common Stock on November 10, 2006, of which 33,334 options have vested, (c) 100,000 shares of our Common Stock on November 12, 2007, which options vest at the rate of 33 1/3% per year beginning with the first anniversary of the date of grant, and (d) 60,000 shares of our Common Stock on February 29, 2008, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. In addition, on February 29, 2008, Mr. Ingram was granted 25,000 DSUs, which vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. The shares of our Common Stock underlying such DSUs are distributable at any time within 90 days following the date on which such DSUs become fully vested. Ownership of shares underlying unvested options and unvested DSUs are not included herein.

(20)
Mr. Osborne was granted options to purchase (a) 55,416 shares of our Common Stock on June 10, 2005, all of which have fully vested, (b) 50,600 shares of our Common Stock on July 25, 2005, all of which have vested, (c) 59,984 shares of our Common Stock on November 8, 2006, which options vest on the third anniversary of the date of grant, (d) 40,000 shares of our Common Stock on August 29, 2007, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant, and (e) 60,000 shares of our Common Stock on February 29, 2008, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. In addition, on February 29, 2008, Mr. Osborne was granted 25,000 DSUs, which vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. The shares of our Common Stock underlying such DSUs are distributable at any time within 90 days following the date on which such DSUs become fully vested. Ownership of shares underlying unvested options and unvested DSUs are not included herein.

(21)
Mr. Taniguchi was granted options to purchase (a) 20,000 shares of our Common Stock on June 30, 2000 which options are vested, (b) 9,236 shares of our Common Stock on June 10, 2005, which options vest on the third anniversary of the date of grant, (c) 9,300 shares of our Common Stock on July 25, 2005, which options vest on the third anniversary of the date of grant, (d) 8,000 shares of our Common Stock on November 8, 2006, which options vest on the third anniversary of the date of grant, (e) 40,000 shares of our Common Stock on August 29, 2007, which options vest on the third anniversary of the date of grant, (f) 40,000 shares of our Common Stock on February 29, 2008, which options vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant.

Special Preferred Stock

        The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that entitle each Union to nominate one director. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting. The Unions previously had nominated representatives to the Board of Directors, which nominees had been elected to the Board of Directors. On January 31, 2004, the persons nominated by the Unions to serve on the Board of Directors resigned from the Board of Directors. On September 29, 2005, the Board of Directors appointed the ALPA's nominee to the Board of Directors, on November 16, 2005 the Board of Directors appointed the AFA's nominee to the Board, and on May 31, 2006 the Board of Directors appointed the IAM's nominee to the Board of Directors. Each Union, as a holder of Special Preferred Stock, has the right to designate a nominee to fill a vacancy on the Board of Directors caused by the removal, resignation or death of a director whom such holder is entitled to nominate pursuant to our Amended By-laws. If such vacancy is not filled by the Board of Directors within 30 days of such nomination, such vacancy may be filled by the written consent of the applicable holder of Special Preferred Stock. In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

Changes In Control

        We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's proxy statement. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director's continued service in light of that change.

Related Party Transactions

        Donald J. Carty.    During 2007, the Company purchased approximately $1.1 million in computer equipment and related services from Dell, Inc. Mr. Carty is, and was during 2007, the Vice Chairman and Chief Financial Officer of Dell, Inc.

        Eric C.W. Nicolai.    Mr. Nicolai, one of our directors, is employed by Hawaiian as a pilot. The 2007 salary of Mr. Nicolai was $177,515.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors reviews the Company's financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the AMEX listing standards and applicable SEC regulations. All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as that term is used in applicable SEC regulations, and is financially sophisticated, as that term is used in the AMEX listing standards. The Board of Directors has determined that Mr. Anderson meets the SEC's criteria for Audit Committee financial experts.

        The Audit Committee has reviewed the audited financial statements of the Company and discussed such statements with management. The Audit Committee has discussed with Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380), as currently in effect.

        The Audit Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young its independence.

        Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as the Company's independent registered public accounting firm for the year 2008.

        This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

The Audit Committee

Gregory S. Anderson, Chairman
L. Todd Budge
Bert T. Kobayashi, Jr.

April 11, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. The Company's financial statements for the 2007 fiscal year were audited and reported upon by Ernst & Young.

        Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.

        The amounts set forth below include all fees paid to Ernst & Young for services provided to the Company during 2007 and 2006.

Audit Fees

        Fees for audit services rendered by Ernst & Young to the Company totaled $1.8 million and $2.6 million for 2007 and 2006, respectively. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Audit Related Fees

        Fees for audit-related services rendered by Ernst & Young to the Company totaled $0.2 million and $0.1 million in 2007 and 2006, respectively, consisting entirely of fees for the audit of Hawaiian's employee benefit plans and for certain services provided in 2007 for proposed corporate transactions. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Tax Fees

        Fees for tax services rendered by Ernst & Young to the Company totaled $0.1 million and $0.5 million in 2007 and 2006, respectively. Tax fees consist primarily of fees for the preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Other Fees

        Fees for other services rendered by Ernst & Young to the Company in 2007 were de minimus (i.e., less than $5,000) and related to services provided in connection with certain legal matters. Ernst & Young did not provide any professional services during fiscal 2007 and 2006 other than those described under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Audit Committee Pre-Approval Policies

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, whereby it may pre-approve the provision of services to us by the independent auditors. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit-related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

        We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2007, except that Mr. Bert T. Kobayashi did not timely file a Form 4 in connection with stock option grants on May 30, 2007, and Ms. Barbara Falvey and Mr. Hoyt Zia did not timely file their Form 3. Such reports were subsequently filed.

STOCKHOLDER PROPOSALS

        Our Secretary must receive written notification of any proposal that a stockholder submits for inclusion in our proxy statement and proxy for the 2009 annual meeting of stockholders by no later than December 15, 2008, in accordance with the provisions of Rule 14a-8 under the Exchange Act. In accordance with our Amended By-Laws, such written notice must set forth: (A) as to each person, if any, whom such stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation that such stockholder intends to continue to hold, through the date of the 2009 annual meeting of stockholders, the requisite amount of the Company's securities entitled to be voted on the proposal at the annual meeting pursuant to Rule 14a-8(b)(1) under the Exchange Act, and (v) a representation whether such stockholder or the beneficial owner, if any, or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

        In accordance with our Amended By-Laws, for a matter not included in our proxy materials to be properly brought before the 2009 annual meeting of stockholders, the written notice described above must be delivered to our Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC's Rule 14a-8) must be received by no later than the close of business on February 19, 2009 and no earlier than January 20, 2009; provided, however, that in the event that the date of the 2009 annual meeting is earlier than April 20, 2009 or later than July 29, 2009, notice by such stockholder must be so delivered to our Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2009 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2009 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

        If a stockholder submits a proposal for the 2009 annual meeting of stockholders other than in accordance with Rule 14a-8 and that stockholder does not provide notice of such proposal to us by February 19, 2009 (unless such date has been extended as set forth above), the holders of any proxy solicited by the Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.

ANNUAL REPORT

        Together with this proxy statement, we are mailing the 2007 Annual Report to stockholders which includes financial statements for the year ended December 31, 2007, as well as other information about our activities. The 2007 Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

        A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO US AT 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

By the order of the Board of Directors
Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 KOAPAKA STREET, SUITE G-350
HONOLULU, HI 96819
(808) 835-3700
PROXY—ANNUAL MEETING OF STOCKHOLDERS—TUESDAY, MAY 20, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Lawrence S. Hershfield, Mark B. Dunkerley, Peter R. Ingram and Hoyt H. Zia as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. held of record by the undersigned on April 7, 2008 at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008 or at any adjournment thereof.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	ELECTION OF DIRECTORS. The election of nine directors to serve for one year terms, each until his or her successor is duly elected and qualified.
	01 02 03 04 05 06 07 08 09	Gregory S. Anderson L. Todd Budge Donald J. Carty Mark B. Dunkerley Thomas B. Fargo Lawrence S. Hershfield Randall L. Jenson Bert T. Kobayashi, Jr. Crystal K. Rose	FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark "FOR ALL EXCEPT" and write the name of the nominee(s) you wish to withhold on the line below:
2.	Such other business as may properly come before the Annual Meeting of Stockholders, or at any and all adjournments thereof.

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or controlled by persons who are U.S. Citizens or non U.S. Citizens
 (See bottom of this card for additional information.)

Please check if owner of record is a U.S. Citizen ☐	Please check if owner of record is NOT a U.S. Citizen ☐
A box must be checked in order for this card to be considered valid.

Signature                                                                           Signature                                                                           Date
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

OWNERSHIP QUESTIONNAIRE
(Please check one box above regarding citizenship)

In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

  •
  an individual who is a citizen of the United States;

  •
  a partnership each of whose partners is an individual who is a citizen of the United States;

  •
  a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two—thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. (emphasis added)

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ha Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HAWAIIAN HOLDINGS, INC. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819 (808) 835-3700
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held Tuesday, May 20, 2008
GENERAL INFORMATION
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Supplemental Director Compensation Table
PROPOSAL NO. 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year-End
Potential Payments Upon Termination or Change-in-Control
Compensation Committee Interlocks and Insider Participation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT